UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2014

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Scientific Games Corporation to be held at 10:30 a.m. (local time) on Wednesday, June 11, 2014, at Latham & Watkins LLP, 885 Third Avenue, 12th floor, New York, New York.

        At the meeting, we will be electing nine members of our Board of Directors. We will also be considering an advisory vote to approve executive compensation, an amendment and restatement of our 2003 Incentive Compensation Plan and ratification of the appointment of Deloitte & Touche LLP as our independent auditor. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Even if you plan to attend the annual meeting in person, we encourage you to vote your shares right away using one of the advance voting methods described in the accompanying materials.

        We look forward to seeing you at the annual meeting.

Sincerely,
David L. Kennedy Vice Chairman, President and Chief Executive Officer

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

 NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

        Notice is hereby given that the annual meeting of stockholders of Scientific Games Corporation (the "Company") will be held at 10:30 a.m. (local time) on Wednesday, June 11, 2014, at Latham & Watkins LLP, 885 Third Avenue, 12th floor, New York, NY, for the following purposes:

  1.
  To elect nine (9) members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  3.
  To approve the Amended and Restated 2003 Incentive Compensation Plan.

  4.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2014.

  5.
  To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 16, 2014 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Corporate Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, 10022 and will be available for inspection at the meeting itself.

        To obtain directions to attend the meeting and vote in person, please telephone the Company at (212) 754-2233.

        Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible using one of the advance voting methods (see page 1 for additional details).

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 11, 2014:

The Proxy Statement and 2013 Annual Report will be available on or about April 30, 2014 through the Investors link on our website at
www.scientificgames.com or through www.proxyvote.com

By Order of the Board of Directors
Jack B. Sarno Vice President—Worldwide Legal Affairs and Corporate Secretary

Dated: April 30, 2014

i

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the annual meeting of stockholders to be held at 10:30 a.m. (local time) on Wednesday, June 11, 2014, at Latham & Watkins LLP, 885 Third Avenue, 12th floor, New York, NY, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

        We expect our proxy materials, including this Proxy Statement and our 2013 Annual Report, to be made available to stockholders on or about April 30, 2014 through the Investors link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission ("SEC"), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a "Notice of Internet Availability of Proxy Materials" that contains instructions as to how they can view our materials online, how they can request copies be sent to them by mail or electronically by email and how they can vote online (the "Notice").

Stockholders Entitled to Vote

        All stockholders of record at the close of business on April 16, 2014 are entitled to vote at the meeting. At the close of business on April 16, 2014, 84,250,787 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

        You may vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

        If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

 Voting Matters

        Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board's Recommendation
Proposal 1: Election of Directors (page 4)	FOR each Nominee

The Board and the Nominating and Corporate Governance Committee believe that the nine (9) director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Advisory Approval of Compensation of Named Executive Officers (page 54)	FOR

The Company has designed its executive compensation programs to attract and retain executive talent, foster excellent business performance and align compensation with the long-term interests of our stockholders. The Board and the Compensation Committee value stockholders' opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Approval of the Amended and Restated 2003 Incentive Compensation Plan (page 57)	FOR

The Compensation Committee and the Board have adopted a proposal, subject to stockholder approval, to consolidate the stockholder-approved equity compensation plan that the Company assumed in connection with its recent acquisition of WMS Industries Inc. with the Company's 2003 Incentive Compensation Plan. The consolidation of the two plans under the proposed amendment would, among other things, facilitate the administration of consistent equity compensation programs across the combined company. The proposed amendment would not increase the aggregate number of shares available for issuance under the two plans.

Proposal 4: Ratification of the Appointment of Deloitte & Touche LLP as Independent Auditor (page 71)	FOR

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent auditor for the fiscal year ending December 31, 2014. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's appointment of Deloitte & Touche LLP.

        All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

        A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

 Vote Required

        Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.

        The proposals to approve, on an advisory basis, the compensation of named executive officers (Proposal 2), to approve the Amended and Restated 2003 Incentive Compensation Plan (Proposal 3) and to ratify the appointment of our independent auditor (Proposal 4) require the affirmative vote of a majority of the shares entitled to vote represented at the meeting.

Effect of Withheld Votes or Abstentions

        If you vote "WITHHOLD" in the election of directors or vote "ABSTAIN" (rather than vote "FOR" or "AGAINST") with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A "WITHHOLD" vote will have no effect on the outcome of the election of directors (Proposal 1) and an "ABSTAIN" vote will have the effect of a negative vote on the other proposals (Proposals 2 through 4).

Effect of Broker Non-Votes

        A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the owner. If any broker "non-votes" occur at the meeting, the broker "non-votes" will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), advisory approval of the compensation of the Company's named executive officers (Proposal 2) or approval of the Amended and Restated 2003 Incentive Compensation Plan (Proposal 3) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent auditor (Proposal 4) and, accordingly, your shares may be voted by your broker or nominee on Proposal 4 without your instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.

Nominees for Election

        The Board has nominated for election to the Board the nine (9) persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the director nominees is presently serving as a director and each of the nominees, other than Debra G. Perelman, who joined the Board in April 2014, was previously elected to the Board by our stockholders. Four of the nominees (Messrs. Perelman and Schwartz and Madams Townsend and Perelman) were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a stockholders' agreement with us (discussed more fully below).

        The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors; however, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.

        The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
Ronald O. Perelman	71	Director (Chairman)	2003
David L. Kennedy	67	Director (Vice Chairman; President and Chief Executive Officer)	2009
Peter A. Cohen	67	Director (Vice Chairman)	2000
Gerald J. Ford	69	Director	2005
Paul M. Meister	61	Director	2012
Debra G. Perelman	40	Director	2014
Michael J. Regan	72	Director	2006
Barry F. Schwartz	65	Director	2003
Frances F. Townsend	52	Director	2010

        Ronald O. Perelman was named Chairman of the Board in November 2013. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of Revlon Consumer Products Corporation and Revlon, Inc. During the past five years, Mr. Perelman has also served as Chairman of the Board of M & F Worldwide Corp.

        David L. Kennedy became President and Chief Executive Officer of the Company in November 2013. Mr. Kennedy continues to serve as a Vice Chairman of the Board, a position he has held since October 2009. Mr. Kennedy served as an executive of the Company from November 2010 until March 2012, including as Chief Administrative Officer from April 2011 until March 2012. Mr. Kennedy also serves as Vice Chairman of the Board of Revlon, Inc. and is a director of Revlon Consumer Products Corporation. Mr. Kennedy has held senior executive positions with MacAndrews & Forbes Holdings Inc., Revlon, Inc. and The Coca-Cola Company and affiliates during his 40-year business career.

        Peter A. Cohen has served as Vice Chairman of the Board since September 2004. Mr. Cohen is Chairman and Chief Executive Officer of Cowen Group, Inc., a diversified financial services company. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. From November 1992 to May 1994, Mr. Cohen was Vice Chairman of the Board and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was Chairman and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990.

        Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. Mr. Ford was Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. Mr. Ford is Chairman of Hilltop Holdings, Inc. and a director of Freeport-McMoRan Copper & Gold Inc. and SWS Group, Inc. During the past five years, Mr. Ford has also served as Chairman of the Boards of First Acceptance Corporation and Pacific Capital Bancorp and as a director of McMoRan Exploration Company.

        Paul M. Meister is Chairman and Chief Executive Officer of inVentiv Health, Inc., a provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. He is also co-founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with diverse investments in healthcare and distribution-related industries. Mr. Meister was Chairman of Thermo Fisher Scientific Inc., a scientific instruments, equipment and supplies company, from November 2006 until April 2007. He was previously Vice Chairman of Fisher Scientific International, Inc., a predecessor to Thermo Fisher, from March 2001 to November 2006, and Vice Chairman and Chief Financial Officer of Fisher Scientific from March 1991 to March 2001. Prior to Fisher Scientific, Mr. Meister held executive positions with the Henley Group, Wheelabrator Technologies and Abex, Inc. Mr. Meister is a director of LKQ Corporation, Inc. During the past five years, Mr. Meister has also served as a director of M & F Worldwide Corp.

        Debra G. Perelman is a Senior Vice President of MacAndrews & Forbes Holdings Inc. Ms. Perelman leads the Strategy and Innovation division within MacAndrews & Forbes, focused on new technology-related investment strategies, innovation-led portfolio acquisitions and overall long-term portfolio management. She joined MacAndrews & Forbes in 2004 as Vice President. Prior to joining MacAndrews & Forbes, Ms. Perelman held various positions in corporate finance and brand marketing at Revlon, Inc. Ms. Perelman serves as a founding board member and Vice Chairman at the Child Mind Institute, an Advisory Board member for the Social Enterprise Program at Columbia Business School and a trustee of the NYU Langone Medical Center and the Children's Museum of the Arts. Ms. Perelman is the daughter of the Chairman of our Board.

        Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. Mr. Regan is a director of DynaVox Inc. and Lifetime Brands, Inc. During the past five years, Mr. Regan has also served as a director of Citadel Broadcasting Corporation.

        Barry F. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc. and various affiliates since October 2007. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Harland Clarke Holdings Corp. and Revlon Consumer Products Corporation. During the past five years, Mr. Schwartz has also served as a director of M & F Worldwide Corp.

        Frances F. Townsend has been the Senior Vice President of Worldwide Government, Legal and Business Affairs of MacAndrews & Forbes Holdings Inc. since October 2010. Ms. Townsend was a corporate partner at the law firm of Baker Botts LLP from April 2009 to October 2010. Prior to that, she was Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the

Homeland Security Council from May 2004 until January 2008. Prior to serving the President, Ms. Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. She also serves on numerous governmental advisory and nonprofit boards, chairs the Board of the Intelligence and National Security Alliance, and is a member of the Council on Foreign Relations and the Trilateral Commission. Ms. Townsend is a director of SIGA Technologies, Inc., The Western Union Company and Freeport-McMoRan Copper & Gold Inc.

Designees of MacAndrews & Forbes Holdings Inc.

        Messrs. Perelman and Schwartz and Madams Townsend and Perelman were designated for election to the Board by MacAndrews & Forbes Holdings Inc. pursuant to its rights under a stockholders' agreement with us dated September 6, 2000, as supplemented by agreements dated June 26, 2002, October 10, 2003 and February 15, 2007. The stockholders' agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such preferred stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of preferred stock or the common stock issued upon conversion thereof. All of the preferred stock was converted into common stock in August 2004. MacAndrews & Forbes Holdings Inc., which owned approximately 92% of the preferred stock prior to conversion and currently owns approximately 38.6% of our outstanding common stock, currently has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

Qualifications of Directors

        Our directors are responsible for overseeing the management of the Company's business and affairs, which requires highly skilled and experienced individuals. The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. The Nominating and Corporate Governance Committee and the Board believe that there are general qualifications that are applicable to all directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Nominating and Corporate Governance Committee and the Board consider the experience and qualifications of prospective directors individually and in the context of the Board's overall composition.

        In its assessment of prospective directors, the Nominating and Corporate Governance Committee and the Board generally consider, among other factors, the individual's character and integrity, experience, judgment, independence and ability to work collegially, as well as the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities as a director. The Nominating and Corporate Governance Committee and the Board also assess particular qualifications, attributes, skills and experience that they believe are important to be represented on the Board as a whole, in light of the Company's business. These include a high level of financial literacy, relevant chief executive officer or similar leadership experience, gaming and lottery industry experience, experience with global operations, exposure to the development and marketing of technology and consumer products, and legal and regulatory experience.

        As a matter of practice, the Nominating and Corporate Governance Committee and the Board also consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The

Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.

        The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including lottery and gaming (Mr. Kennedy and a number of our other long-serving directors), technology (Messrs. Kennedy and Meister, and Ms. Perelman), consumer products and marketing (Messrs. Kennedy, Perelman and Schwartz, and Ms. Perelman), government (Ms. Townsend), investment and financial services (Messrs. Cohen, Ford, Kennedy, Meister, Perelman and Schwartz, and Ms. Perelman), law (Mr. Schwartz and Ms. Townsend) and public accounting (Mr. Regan), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or organizations that operate inside and outside the United States and/or experience on other companies' boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Cohen, Ford, Kennedy, Meister, Perelman and Schwartz), as a chief administrative officer of a major accounting firm (Mr. Regan) and as chair of the Homeland Security Council and an officer in the U.S. Coast Guard (Ms. Townsend). Ms. Perelman is currently serving in a leadership role at MacAndrews & Forbes focused on strategy and innovation. Ms. Townsend has extensive public policy, government or regulatory experience, which can provide valuable insight into issues faced by companies in regulated industries such as that of the Company. Mr. Kennedy has served and is currently serving as a senior executive of the Company, which service has given him a deep knowledge of the Company and its businesses and directly relevant management experience. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences, together with their other qualities, qualify each nominee to serve as a director of the Company.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NINE (9) NOMINEES

Corporate Governance

        Overview.    The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability. Highlights of our corporate governance structure and policies include:

Corporate Governance Highlights
• Annual election of all directors	• Risk management oversight by the Board and committees
• Nine independent director nominees (90%)	• Code of Business Conduct (and related training)
• Entirely independent Board committees (other than Executive and Finance Committee)	• Executive compensation based on pay-for-performance philosophy
• Regular executive sessions of independent directors	• Cash and equity compensation clawback policy
• Separate Chairman and Chief Executive Officer roles	• Anti-hedging policy
• Independent lead director	• Stockholder right to call special meetings
• Regular Board and committee self-evaluations	• Stockholder right to act by written consent
• Director and officer stock ownership guidelines	• Absence of rights plan and other "anti-takeover" provisions

        Director Independence.    The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the NASDAQ Stock Market. This determination, which is made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

  (1)
  the director has been employed by the Company (or any subsidiary) at any time within the past three years, other than service as an interim executive officer for a period of less than one year;

  (2)
  the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

  (3)
  the director or an immediate family member of the director has accepted any compensation (including any political contribution to a director or family member) from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer, (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation, or (d) compensation for service as an interim executive officer for a period of less than one year;

  (4)
  the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization (including a charitable organization) that made payments to, or received payments from, the Company for property or services in the current year or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company's securities or (b) payments under non-discretionary charitable contribution matching programs;

  (5)
  the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

  (6)
  the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        In applying these standards, the Board determined that each of Messrs. Cohen, Ford, Meister, Perelman, Regan and Schwartz, and Madams Perelman and Townsend, qualify as independent directors and none has a business or other relationship that would interfere with the director's exercise of independent judgment. Mr. Kennedy does not qualify as an independent director in light of his current service as an executive officer of the Company.

        The full text of the Board's Director Independence Guidelines, including information on the additional independence requirements applicable to Board committee members, can be accessed through the Investors—Corporate Governance link on our website at www.scientificgames.com.

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of these guidelines can be accessed through the Corporate Governance link in the Investors section of our website at www.scientificgames.com.

        Board Leadership Structure.    As described above, the Board is comprised entirely of independent directors, other than Mr. Kennedy, our President and Chief Executive Officer. The Audit, Compensation, Compliance and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when deemed appropriate. The Chairman of the Board and Chief Executive Officer roles are currently held by two different individuals.

        Messrs. Cohen and D. Kennedy currently serve as Vice Chairmen of the Board. The Board has also designated Mr. Cohen as the lead independent director. When the positions of Chairman of the Board and Chief Executive Officer are held by the same individual, Mr. Cohen's lead independent director responsibilities include presiding over regularly held executive sessions of independent directors, facilitating communication between the independent directors and the Chief Executive Officer, and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the committees of the Board in their evaluations of management's performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight.

        The Executive and Finance Committee, which includes two independent directors (Messrs. Cohen and Perelman) as well as Mr. Kennedy, meets regularly to support the Board in the performance of its duties between regularly scheduled Board meetings, to implement the policy decisions of the Board and to provide strategic guidance and oversight to the Company.

        The Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of the Board.

        Board's Role in Risk Oversight.    The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board's committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board's consideration of the Company's strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures. The Board's role in risk oversight is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company's risk exposure, and the Board and its committees providing oversight of those efforts.

        The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, a Code of Business Conduct (and related training), a strong ethics and compliance function that includes suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval processes and legal department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the Board committee chairmen regularly communicate with members of senior management, including Mr. Kennedy, to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and financing-related matters.

        The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board's risk oversight function. In particular, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and certain legal matters. The Audit Committee also oversees the internal audit function and regularly meets in private with both the Vice President of Internal Audit (who reports functionally to the Chief Financial Officer and has a direct reporting line to the Audit Committee) and representatives of the Company's independent auditing firm. The Compensation Committee evaluates risks associated with the Company's compensation programs and discusses with management procedures to identify and mitigate such risks. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Program as it Relates to Risk" below. The Compliance Committee is active in overseeing the Company's program with respect to compliance with the laws applicable to the Company's business, including gaming laws, as well as compliance with our Code of Business Conduct and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process, which is designed to ensure that the vendors, consultants, customers and business partners of the Company are "suitable" or "qualified" as those terms are used by applicable gaming and lottery authorities, and regularly meets separately with the Vice President, Chief Compliance Officer and Director of Security (who reports functionally to the Chief Executive Officer and has a direct reporting line to the Compliance Committee).

        Board Meetings.    The Board held a total of eight meetings during 2013, including four at which executive sessions were held with no members of management present. During 2013, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

        Board Committees.    The Board has five committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Executive and Finance Committee, which is comprised of two independent directors as well as the President and Chief Executive Officer. The Board has approved charters for each Board committee, which can be accessed through the Investors—Corporate Governance link on our website at www.scientificgames.com. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Compliance Committee	Executive and Finance Committee(1)	Nominating and Corporate Governance Committee
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Peter A. Cohen (Chair)	Gerald J. Ford (Chair)
Paul M. Meister	Paul M. Meister	Gerald J. Ford	David L. Kennedy	Michael J. Regan
Frances F. Townsend	Barry F. Schwartz	Frances F. Townsend	Ronald O. Perelman	Frances F. Townsend

(1)
A. Lorne Weil, our former Chairman and Chief Executive Officer, served on the Executive and Finance Committee until his resignation from the Board in December 2013.

        Audit Committee.    The Audit Committee is responsible for hiring the Company's independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company's internal accounting controls, the financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Audit Committee also oversees the Company's internal audit function. The Board has determined that each member of the Audit Committee is independent under the listing standards of the NASDAQ Stock Market and that Mr. Regan qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held five meetings during 2013.

        Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the NASDAQ Stock Market. The Compensation Committee held eight meetings during 2013.

        Compliance Committee.    The Compliance Committee is responsible for providing oversight of the Company's program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming and anticorruption laws, and with respect to compliance with the Code of

Business Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Compliance Committee is independent under the listing standards of the NASDAQ Stock Market. The Compliance Committee held five meetings during 2013.

        Executive and Finance Committee.    The Executive and Finance Committee has broad authority to act on behalf of the Board in the oversight of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee held 11 meetings during 2013.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee held five meetings during 2013.

        The Nominating and Corporate Governance Committee does not have specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company's Corporate Secretary at least 120 days before the anniversary of the mailing date of the proxy materials applicable to the prior year's annual meeting, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

        Stockholder Communications with Directors.    Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director's attention care of the Corporate Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

        Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, seven of the nine directors then serving attended the annual meeting.

        Code of Ethics.    The Board has adopted a Code of Business Conduct that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link in the Investors section of our website at www.scientificgames.com.

Director Compensation

        The compensation program for non-employee directors has historically consisted of annual retainers, meeting fees and equity awards. In late 2013, the Compensation Committee conducted a comprehensive review of the director compensation program with the assistance of Compensation Advisory Partners, LLC ("CAP"), its independent compensation consultant, in light of the larger size and scope of the business of the Company as a result of its acquisition of WMS Industries Inc. ("WMS") in October 2013. Based on this review, the Compensation Committee recommended, and the Board approved, certain changes to the director compensation program, which were implemented effective January 1, 2014.

        Under the revised director compensation program, annual retainers for service by non-employee directors on the Board were increased from $50,000 to $75,000. Fees for attending Board and committee meetings, which were previously $2,000 per meeting (other than meetings of the Executive and Finance Committee, which did not carry meeting fees), were eliminated. In lieu of the meeting fees, members of Board committees now receive annual committee retainers of $10,000 per committee (or $15,000, in the case of the Audit Committee). Annual retainers for committee chairmen were increased from $10,000 to $20,000 (or, in case of the chairman of the Audit Committee, from $20,000 to $35,000). Mr. Cohen will continue to receive $250,000 for his service as a Vice Chairman of the Board without any additional retainers for his service as Chairman of the Executive and Finance Committee or Chairman of the Compensation Committee. The grant date value of the annual grants of restricted stock units ("RSUs") to eligible non-employee directors was increased from $110,000 to $160,000. New directors will continue to receive stock options for 10,000 shares (with a four-year vesting schedule) upon joining the Board. The table below presents a comparison of annual compensation for non-employee directors under the program in effect for 2013 and the revised program for 2014.

Element of Compensation(1)	2013 Program		2014 Program
Annual Board Retainer	$50,000		$75,000
Annual Committee Retainer	$0		$10,000	(2)
Board/Committee Meeting Fees	$40,000	(3)	$0
Committee Chairman Retainer	$10,000	(4)	$20,000	(4)
Annual RSUs (Grant Date Fair Value)	$110,000	(5)	$160,000	(5)

Total Annual Compensation	$210,000		$265,000

(1)
The table above shows the hypothetical annual compensation for a director (other than Vice Chairman) who chairs one Board committee and serves on one other committee.

(2)
Member of the Audit Committee receives $15,000 ($0 under the 2013 program).

(3)
Assumes a total of 20 Board and committee meetings during the year.

(4)
Chairman of the Audit Committee receives $35,000 ($20,000 under the 2013 program).

(5)
Reflects target annual equity award opportunity (subject to applicable attendance requirements) without any discretionary reduction by the Board.

        In considering the revised director compensation program, the Compensation Committee reviewed competitive director compensation data provided by CAP for companies in a peer group of comparably sized companies in related industries as well as a general industry group of comparably sized companies. See "Peer Group" below for additional information regarding the peer group. CAP advised that the total compensation opportunity under the 2013 director compensation program was below the industry peer group median, while the total compensation opportunity under the 2014 program is between the 50th and 75th percentiles of the industry peer group. CAP also noted that the 2014 program places a slightly higher emphasis on equity compensation. The Committee used the comparative data provided by CAP as a general indicator of relevant market conditions, but did not set specific benchmark targets for total director compensation or for individual elements of the director compensation program.

        Awards of stock options and RSUs are subject to forfeiture if a director leaves the Board prior to the scheduled vesting date, except that the vesting of such awards would accelerate in full upon a director ceasing to serve on the Board due to death or disability.

        Directors who are employed by the Company do not receive any additional compensation for their services as directors. Prior to his appointment as President and Chief Executive Officer in November 2013, in addition to his annual retainer for Board service, Mr. Kennedy received $250,000 annually for his service as Vice Chairman of the Board. As Mr. Kennedy is now employed by the Company, he currently receives no additional compensation for his service as a director (and his director compensation for 2013 was appropriately pro-rated).

        Directors can elect to defer their cash compensation into a non-qualified deferred compensation plan throughout their tenure on the Board or for certain specified deferral periods. The amounts deferred under the plan are measured by investment options that the participants may select from a variety of mutual funds in various investment categories offered under the plan. The plan for director deferrals is operated in conjunction with the deferred compensation plan for executives discussed below. The Company does not guarantee any minimum return on investments and participants receive their deferrals and any related earnings following the end of the specified deferral period or earlier if they leave the Board.

        For 2013, each non-employee director was eligible to receive an annual award of RSUs having a grant date value of up to $110,000 and a four-year vesting schedule, provided such director satisfied the Board's attendance requirements for the prior calendar year, as discussed below. In light of the trading price of the Company's stock and the limited availability of shares under the Company's equity incentive plans, for the third consecutive year, the grant date value of the annual award of RSUs to non-employee directors was discounted by approximately 30% relative to the "target" grant date value. Accordingly, the number of RSUs awarded in 2013 was determined by discounting the "target" grant date value of $110,000 by 30% and dividing such value by the average of the high and low sales price of our common stock on the trading day immediately prior to the grant date ($11.16). As a result, 6,900 RSUs were awarded to each non-employee director for 2013.

        Only directors who have attended at least 75% of the total number of meetings held by the Board and committees on which they served in the prior year are eligible to receive an annual award of RSUs, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director. All directors serving at the time of grant (June 2013) satisfied the attendance requirements applicable for the 2013 awards.

        The table below shows the compensation earned by our non-employee directors for 2013.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Peter A. Cohen	332,000	77,004	—	—	409,004
Gerald J. Ford	96,000	77,004	—	—	173,004
David L. Kennedy(4)	276,167	77,004	—	—	353,171
Paul M. Meister	84,000	77,004	—	—	161,004
Ronald O. Perelman	64,000	77,004	—	—	141,004
Michael J. Regan	106,000	77,004	—	—	183,004
Barry F. Schwartz	100,000	77,004	—	—	177,004
Frances F. Townsend	88,000	77,004	—	—	165,004

(1)
Ms. Perelman became a director in 2014 and, accordingly, did not earn any director compensation for 2013.

(2)
Reflects annual retainers and meeting fees earned by directors for 2013.

(3)
Reflects the grant date fair value of RSUs awarded during 2013, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The grant date fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. As discussed above, this grant date fair value reflects a 30% discount relative to the "target" value of $110,000.

(4)
Reflects compensation earned by Mr. D. Kennedy in his capacity as a non-employee director in 2013 (which was pro-rated up to the date he was appointed President and Chief Executive Officer of the Company in November 2013). Mr. D. Kennedy's compensation related to his service as an executive is reflected in the Summary Compensation Table below.

        The table below shows the number of stock options and unvested RSUs held by each of our non-employee directors as of December 31, 2013.

Name(1)	Stock Options (in shares)(2)	5-Year Vesting RSUs(3)	4-Year Vesting RSUs(4)	RSUs Granted in Option Exchange(5)	Total RSUs
Peter A. Cohen	—	4,246	18,713	—	22,959
Gerald J. Ford	—	4,246	18,713	—	22,959
Paul M. Meister	10,000	—	14,012	—	14,012
Ronald O. Perelman	—	4,246	18,713	—	22,959
Michael J. Regan	—	4,246	18,713	—	22,959
Barry F. Schwartz	—	4,246	18,713	—	22,959
Frances F. Townsend	—	—	18,713	516	19,229

(1)
Ms. Perelman, who became a director in 2014, did not hold any equity awards as of the end of 2013. Equity awards held by Mr. D. Kennedy are reflected in the Outstanding Equity Awards at Fiscal Year-End table below.

(2)
Reflects stock options granted to Mr. Meister on March 20, 2012 upon his joining the Board, with an exercise price of $11.10 per share and a four-year vesting schedule, the first two installments of which vested and became exercisable on the first and second anniversaries of the date of grant and the balance of which is scheduled to vest and become exercisable in two equal installments on the third and fourth anniversaries of the date of grant.

(3)
Reflects (a) one-fifth of an award of RSUs granted on January 2, 2009 (1,258 RSUs, which vested on January 2, 2014 but are shown as unvested in the table above, which provides information as of December 31, 2013) and (b) two-fifths of an award of RSUs granted on January 4, 2010 (2,988 RSUs, 1,494 of which vested on January 4, 2014 but are shown as unvested in the table above, which provides information as of December 31, 2013, and 1,494 of which are scheduled to vest on January 4, 2015).

(4)
Reflects (a) except in the case of Mr. Meister, one-half of an award of RSUs granted on September 7, 2011 (4,701 RSUs, 2,350 of which vested on January 3, 2014 but are shown as unvested in the table above, which provides information as of December 31, 2013, and 2,351 of which are scheduled to vest on January 3, 2015), (b) three-fourths of an award of RSUs granted on June 5, 2012 (7,112 RSUs, which are scheduled to vest in three equal installments on each of June 5, 2014, 2015 and 2016), and (c) 6,900 RSUs granted on June 4, 2013 (which are scheduled to vest in four equal annual installments beginning on June 4, 2014).

(5)
Reflects, in the case of Ms. Townsend, one-fourth of an award of RSUs granted on August 16, 2011 in exchange for stock options tendered in the 2011 stockholder-approved stock option exchange program (which vested on April 22, 2014 but is shown as unvested in the table above, which provides information as of December 31, 2013).

        In April 2013, the Company entered into amendments to the terms of stock options and RSUs granted prior to June 7, 2011 to certain senior executives of the Company and members of the Board. All of the non-employee directors who held such awards (Messrs. Cohen, Ford, Kennedy, Perelman, Regan and Schwartz) entered into such amendments. The amendments are designed to preserve, to the extent practicable, certain of the retention benefits to the Company of such awards in the event that our largest stockholder acquires more than 40% of the Company's outstanding voting securities, whether due to additional stock repurchases by the Company or otherwise, thereby triggering accelerated vesting of such awards under the terms of the stockholder-approved 2003 Incentive Compensation Plan (as amended and restated, the "2003 Plan"). The amendments are more fully described below under "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Certain Amendments to Equity Awards."

Director Stock Ownership Guidelines

        In December 2013, the Compensation Committee and the Board approved stock ownership guidelines in order to further align the financial interests of our senior executives and non-employee directors with the interests of our stockholders. Under the guidelines, non-employee directors are required to own shares of our common stock with a market value equal to the lesser of five times the director's annual retainer for Board service and 15,000 shares. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Each director will have five years to comply from the later of the effective date of the policy and the date the director became subject to the policy. At present, all of our non-employee directors have the requisite level of stock ownership except for Ms. Perelman, who became a director in April 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2013, except that Forms 4 were filed late to report awards of 50,000 RSUs to William J. Huntley and 30,000 RSUs to James C. Kennedy in January 2013.

SECURITY OWNERSHIP

        The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. The number of shares and the percentages of beneficial ownership set forth below are calculated as of April 16, 2014. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
	Number(1)		Percent(1)
MacAndrews & Forbes Holdings Inc. 35 East 62nd Street New York, NY 10065	32,505,737	(2)	38.58%
Fine Capital Partners, L.P. 590 Madison Avenue, 5th Floor New York, New York 10022	6,123,209	(3)	7.27%
Ronald O. Perelman	32,548,346	(4)	38.63%
David L. Kennedy	200,732		*
A. Lorne Weil(5)	0		*
Peter A. Cohen	288,899	(6)	*
Gerald J. Ford	337,863		*
Paul M. Meister	11,466		*
Debra G. Perelman(7)	0		*
Michael J. Regan	37,081		*
Barry F. Schwartz	72,609		*
Frances F. Townsend	17,221		*
Jeffrey S. Lipkin(8)	117,625		*
William J. Huntley	214,390		*
James C. Kennedy	107,127		*
Andrew E. Tomback(9)	0		*
All current directors and executive officers as a group (consisting of 16 persons)(10)	34,073,833		40.26%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 16, 2014 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 16, 2014:

Mr. D. Kennedy, 4,096 RSUs and 85,102 stock options; Mr. Cohen, 4,096 RSUs; Mr. Ford, 4,096 RSUs; Mr. Meister, 4,096 RSUs and 5,000 stock options; Mr. Perelman, 4,096 RSUs; Mr. Regan, 4,096 RSUs; Mr. Schwartz, 4,096 RSUs; Ms. Townsend, 4,612 RSUs; Mr. Huntley, 179,991 stock options; and Mr. J. Kennedy, 4,000 RSUs and 25,297 stock options.

(2)
Based on an amendment to Schedule 13D filed with the SEC on September 11, 2012 by MacAndrews & Forbes Holdings Inc., SGMS Acquisition Corporation, RLX Holdings Two LLC and SGMS Acquisition Two Corporation. SGMS Acquisition Corporation, RLX Holdings Two LLC and SGMS Acquisition Two Corporation are holding companies owned by

  MacAndrews & Forbes Holdings Inc., whose Chairman, Chief Executive Officer and sole stockholder is Mr. Perelman. The Schedule 13D states that (a) MacAndrews & Forbes Holdings Inc. has sole voting and dispositive power with respect to 32,505,737 shares, (b) SGMS Acquisition Corporation has sole voting and dispositive power with respect to 26,385,737 shares, (c) RLX Holdings Two LLC has sole voting and dispositive power with respect to 3,125,000 shares and (d) SGMS Acquisition Two Corporation has sole voting and dispositive power with respect to 2,995,000 shares. The shares so owned are, or may from time to time be, pledged to secure obligations of MacAndrews & Forbes Holdings Inc. or its affiliates.

(3)
Based on an amendment to Schedule 13G filed with the SEC on February 14, 2014 jointly by Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Ms. Debra Fine, reporting beneficial ownership as of December 31, 2013. The amendment to Schedule 13G states that each such person has shared voting power and shared investment power with respect to 6,123,209 shares.

(4)
Includes the 32,505,737 shares reported in footnote 2 above, which may be deemed to be beneficially owned by Mr. Perelman, the Chairman, Chief Executive Officer and sole stockholder of MacAndrews & Forbes Holdings Inc. Mr. Perelman's address is 35 East 62nd Street, New York, NY 10065.

(5)
Mr. Weil was a "named executive officer" for 2013 but is no longer an employee or a director.

(6)
Includes 20,900 shares held by members of Mr. Cohen's immediate family and 13,000 shares held by third party accounts managed by Ramius Advisors, LLC. Mr. Cohen is one of four managing members of C4S & Co., LLC, which is the managing member of RCG Holdings LLC. RCG Holdings LLC is a significant shareholder of Cowen Group, Inc., which is the sole member of Ramius LLC ("Ramius"). Ramius is the sole managing member of Ramius Advisors, LLC. Mr. Cohen disclaims beneficial ownership of the securities held in the third party accounts except to the extent of his pecuniary interest therein.

(7)
Ms. Perelman joined the Board in April 2014.

(8)
Mr. Lipkin was a "named executive officer" for 2013 but is no longer an executive officer.

(9)
Mr. Tomback joined the Company in December 2013.

(10)
Includes 342,724 shares issuable upon exercise of stock options and 37,284 shares issuable upon vesting of RSUs.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction

        This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions made by the Compensation Committee and the matters considered in making such decisions. The Company's executive compensation program is administered by the Compensation Committee of the Board, referred to in this section as the "Committee." The Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers of the Company and for overseeing the Company's executive compensation and benefits programs.

        Our executive compensation program is designed to attract, reward and retain our executive officers. This Compensation Discussion and Analysis focuses on the compensation of our "named executive officers" for the fiscal year ended December 31, 2013, who were:

Executive	Position
David L. Kennedy	President and Chief Executive Officer
A. Lorne Weil(1)	Former Chairman of the Board and Chief Executive Officer
Jeffrey S. Lipkin(2)	Former Senior Vice President and Chief Financial Officer
Andrew E. Tomback	Senior Vice President and General Counsel
William H. Huntley	Executive Vice President and Group Chief Executive of Gaming (current position)
James C. Kennedy	Executive Vice President and Group Chief Executive of Lottery (current position)

(1)
In November 2013, Mr. D. Kennedy succeeded Mr. Weil as Chief Executive Officer.

(2)
In April 2014, Scott D. Schweinfurth succeeded Mr. Lipkin as Chief Financial Officer.

        As used in the Compensation Discussion and Analysis, (1) "MICP" refers to our management incentive compensation program, (2) "target compensation" refers to salary and annual cash and equity incentive compensation opportunities under the MICP, (3) "special performance-conditioned RSUs" refers to the special performance-conditioned RSUs granted to certain of our named executive officers in 2012 and (4) "2003 Plan" refers to our stockholder-approved 2003 Incentive Compensation Plan, as amended and restated.

Executive Summary

        2013 was a transformational year for the Company, highlighted by our $1.5 billion acquisition of WMS in October, creating one of the largest diversified global gaming suppliers, and our transition to a new Chief Executive Officer shortly following the acquisition. We believe that the WMS acquisition (1) significantly expands our gaming business, (2) diversifies our mix of products, customers and geographies in which we do business, (3) allows the combined company to leverage the unique core competencies and talent of the Company and WMS and (4) creates opportunities for synergies and cash flow improvements.

        A number of key compensation-related decisions during 2013 were driven by these significant events, including changes related to our director compensation program (discussed above), our equity compensation program and the peer group used by the Committee to review comparative compensation data. Certain compensation-related decisions and changes reflect feedback we have received from stockholders and/or proxy advisors since our last "say on pay" vote in 2011. Other decisions reflect the Committee's goal of appropriately balancing its objectives of controlling compensation costs, managing share usage under our equity compensation program and strengthening retention of key management. We discuss these matters more fully below.

        The Committee believes that the Company's executive compensation program continues to reflect a strong pay-for-performance philosophy and is well-aligned with the interests of stockholders. Other than base salary, the target compensation of our named executive officers is performance-based, with the realization of compensation dependent upon the achievement of financial performance objectives designed to enhance stockholder value or tied to the price of our stock. For example, based on the Company's mixed results relative to the ambitious financial performance targets set by the Committee at the beginning of the year, 2013 cash bonuses to our executives with Company-wide responsibilities represented only 58% of their target cash bonus opportunities.

Compensation Program Highlights

        The following is a summary of the highlights of the Company's executive compensation program:

  •
  At-risk pay.  Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets. The amount of at-risk pay as a percentage of target compensation of the named executive officers is shown below:

Executive	At-Risk Pay (as a % of Target Compensation)
Mr. D. Kennedy(1)	75%
Mr. Weil	75%
Other Named Executive Officers	62%

(1)
The percentage shown for Mr. D. Kennedy includes his target annual equity compensation. In light of his sign-on equity award in December 2013, Mr. D. Kennedy did not receive an annual equity award for 2014.
  •
  MICP cash bonus program reviewed annually; payouts based on rigorous financial performance targets.  The Committee reviews bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Committee has deemed appropriate in light of our growth objectives and our interest in managing incentive compensation costs. Annual MICP bonuses to the named executive officers are dependent upon achievement of pre-approved financial performance targets, and have been recently subjected to discretionary reductions (but not increases). Annual MICP bonuses for our named executive officers with Company-wide responsibilities have varied with the Company's financial performance over the past five years as follows:

Actual MICP Bonus as a % of Target Bonus Opportunity
2009	2010	2011	2012	2013
23%	42%	101%	84%	58%

    The Committee set rigorous performance targets for 2013 MICP bonuses such that the applicable financial metrics needed to increase, on average, approximately 12% relative to 2012 MICP results in order for eligible named executive officers with Company-wide responsibilities to earn 100% of their target bonus opportunities. In addition, the Committee determined to pay a portion of the named executive officers' 2013 bonuses in RSUs vesting over two years in order to manage cash compensation costs and to further assist in retention. See "—Objectives and Components of Compensation Program—Annual Incentive Compensation" below for additional information.

  •
  Special performance-conditioned equity awards with challenging EBITDA targets.  In 2012, certain senior executives, including Messrs. Lipkin and J. Kennedy, were granted special performance-

    conditioned RSUs that vest only upon achievement of challenging adjusted EBITDA targets that increase approximately 12.5% annually. The adjusted EBITDA targets for those awards were not achieved in either 2012 or 2013, and, therefore, none of these performance-conditioned RSUs have vested to date. Similarly, 50% of Mr. Weil's 2010 sign-on equity grant consisted of performance-conditioned stock options and RSUs containing similar terms. Upon his departure from the Company in November 2013, 90% of Mr. Weil's performance-conditioned sign-on award was forfeited. See "—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Special Performance-Conditioned Equity Awards" below for additional information.

  •
  Preservation of retention benefits of previously granted equity awards.  In April 2013, we amended the terms governing legacy equity awards held by certain senior executives and non-employee directors to preserve, to the extent practicable, certain of the retention benefits to the Company of such awards in the event that our largest stockholder acquires more than 40% of our outstanding voting securities, thereby triggering accelerated vesting of such awards under the 2003 Plan. See "—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Certain Amendments to Equity Awards" below for additional information.

  •
  Independent compensation consulting firm.  The Committee benefits from its utilization of an independent compensation consulting firm, CAP, which provides no other services to the Company.

  •
  Periodic risk assessment.  The Committee has concluded that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

  •
  Perquisites.  The Committee has eliminated most perquisites.

  •
  No tax gross-ups.  We do not agree to pay tax gross-ups.

  •
  No above-market returns.  We do not offer preferential or above-market returns on compensation deferred by our executive officers.

  •
  No loans to executive officers.  We do not make personal loans to our executive officers.

        As part of its on-going review of our executive compensation program, the Committee considers the results of our last "say on pay" proposal (approved by more than 67% of the votes cast at the 2011 annual meeting) and we have responded to questions or concerns regarding our executive compensation program that are raised from time to time by our stockholders. Since the 2011 say on pay vote, and in response to questions and concerns raised by certain stockholders and/or proxy advisory firms, the Committee has taken a number of actions that it believes should be viewed favorably by our stockholders. Those actions include the following:

  •
  No discretionary cash awards.  The Committee did not award discretionary cash bonuses to any named executive officer for 2011, 2012 or 2013.

  •
  No guaranteed salary increases.  In connection with the transition to our new Chief Executive Officer, we eliminated the contractual inflation-based salary increase that applied to our former Chief Executive Officer.

  •
  Management of potential dilution and share usage under equity plans.

  •
  In light of the Company's stock price performance and to manage potential dilution and share usage under the 2003 Plan, the Committee determined to reduce the value of the 2013 annual equity awards by 50% relative to the executives' equity award opportunity, following approximately 30% reductions in 2011 and 2012. To further manage potential dilution and share usage, the Committee determined to reduce the value of the 2014 annual equity awards by 10% relative to the executives' target equity award opportunity.

    •
    In connection with the WMS acquisition, we assumed the legacy WMS equity compensation plan. Based on the shares available under such plan giving effect to the acquisition (and applying a customary exchange ratio based on the stock prices of WMS and the Company at the time of the acquisition), we were entitled under applicable NASDAQ rules to assume approximately 16.5 million shares for future awards to WMS employees. However, in order to manage potential dilution in connection with future equity awards, the Committee and the Board determined to assume only approximately 5.6 million of such available shares.

    See "—Objectives and Components of Compensation Program—Long-Term Incentive Compensation" below for additional information.

  •
  Stock ownership guidelines.  In December 2013, the Committee approved stock ownership guidelines for the chief executive officer, his direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of senior executives and non-employee directors with the interests of stockholders. Individuals subject to this policy are required to own the lesser of a multiple (ranging from 1x to 5x) of their annual base salary (or, in the case of non-employee directors, the annual retainer for service on the Board) and a specified number of shares varying by position (or, in the case of non-employee directors, 15,000 shares). See "—Certain Corporate Governance Policies—Stock Ownership Guidelines" below for additional information.

  •
  Clawback policy.  In December 2013, the Committee approved a "clawback" policy subjecting cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company's financial statements are restated due to fraud or gross misconduct by the applicable executives. See "—Certain Corporate Governance Policies—Clawback Policy" below for additional information.

  •
  No-hedging policy.  In December 2013, the Committee approved a policy prohibiting employees and directors from engaging in hedging transactions. See "—Certain Corporate Governance Policies—No Hedging Policy" below for additional information.

CEO Succession

        The Company entered into an employment agreement with Mr. D. Kennedy in connection with his appointment as President and Chief Executive Officer in November 2013. Under the agreement, Mr. D. Kennedy will receive an annual base salary of $1.5 million (pro-rated for any partial year). The term of D. Kennedy's employment agreement is scheduled to expire on December 31, 2015 (or earlier, on December 31, 2014, at the Company's option), subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Beginning in 2014, Mr. D. Kennedy will have the opportunity to earn up to 100% of his base salary as incentive compensation upon achievement of target level financial performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum financial performance goals for a given year. In addition, Mr. D. Kennedy is eligible to receive annual equity awards in the discretion of the Committee in accordance with the Company's plans and programs for senior executives of the Company. Mr. D. Kennedy received a sign-on equity award of 150,000 RSUs with a four-year vesting schedule. In light of his sign-on equity award, the Committee did not grant Mr. D. Kennedy an annual equity award for 2014. For additional information regarding Mr. D. Kennedy's employment agreement, see "Employment Agreements; Severance and Change in Control Arrangements" below.

        The terms of Mr. D. Kennedy's employment agreement were the result of arm's length negotiations and were approved by the Committee and the Board. In connection with its approval of the terms of Mr. D. Kennedy's employment agreement, CAP provided the Committee with information comparing various elements of his compensation package with that of chief executive officers of companies in the Company's new peer group and chief executive officers of comparably sized companies included in two sets of general industry survey data. See "Peer Group" below for additional information regarding the peer group. The Committee also compared Mr. D. Kennedy's compensation package with that of the prior Chief Executive Officer. Including the sign-on equity award but excluding his annual equity award opportunity, Mr. D. Kennedy's total direct compensation opportunity was slightly below the 75th percentile of the total direct compensation opportunity represented by the comparator group (based on a single reference point determined by a weighted average of the data sources). It was also noted that Mr. D. Kennedy's sign-on equity award was significantly smaller than the sign-on award of the prior Chief Executive Officer. The Committee reviewed the comparative market information in connection with its decision to approve the terms of Mr. D. Kennedy's compensation, but did not use this information to set specific benchmark targets for individual components of his compensation or his total compensation.

        In connection with his departure from the Company in November 2013, the Company and Mr. Weil entered into a separation agreement under which Mr. Weil is entitled only to the separation benefits contemplated by his employment agreement, as discussed in "Employment Agreements; Severance and Change in Control Arrangements—Separation Agreement with Mr. Weil" below.

Objectives and Components of Compensation Program

        The objectives of our executive compensation program are to attract and retain executive talent to encourage and reward excellent performance by executives whose contributions drive the success of the Company and create value for our stockholders. The program is structured to provide compensation packages that are competitive with the marketplace and to reward executives based on both Company and, in certain circumstances, individual performance, to encourage long-term service and to align the interests of management and stockholders through incentives that encourage annual and long-term results.

        The principal components of the Company's compensation program consist of base salaries, annual performance-based incentive compensation and long-term incentive compensation. The Company also maintains employment agreements that include severance and change of control arrangements. The following is a description of the Company's compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objective
Base Salary	Provides fixed level of compensation	• Attract and retain executive talent
Annual Incentive Compensation (cash bonuses)

Target level of annual incentive compensation provides an attractive total cash opportunity that incentivizes achievement of the Company's financial goals by tying payouts to Company financial performance, with actual annual incentive compensation payout depending upon Company and, in certain circumstances, individual performance

•

Foster excellent business performance

•

Align executive and stockholder interests by linking all or a portion of compensation to the annual performance of the Company

•

Attract and retain executive talent

Long-Term Incentive Compensation (stock options and RSUs)

Target level of long-term incentive compensation provides a market-competitive equity opportunity

Conditioning certain equity awards upon achievement of financial performance targets aligns executive pay with stockholder interests

•

Align executive and stockholder interests by linking a portion of compensation to long-term Company performance

•

Foster excellent business performance that creates value for stockholders

•

Attract and retain executive talent

•

Encourage long-term service

Employment Agreements with Severance Provisions and Employment Agreements and Equity Incentive Plans with Change in Control Provisions

Severance provisions under employment agreements provide benefits to ease an employee's transition in the event of an unexpected employment termination by the Company due to changes in the Company's employment needs

Change in control provisions under employment agreements and equity incentive plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes

• Attract and retain executive talent • Encourage long-term service

        The Committee believes that a substantial portion of executive compensation should vary from year to year based on Company and, in certain circumstances, individual performance. The Company's compensation policies are generally applied consistently to each of the named executive officers, although there are differences in the executive officers' base salary levels, bonus opportunities and equity award opportunities based on the relative responsibilities of the positions, the executive officers' relative importance to the success of the Company and, to some extent, the terms of the executive officers' employment agreements resulting from arm's length negotiations. For example, the Chief Executive Officer has the highest base salary and bonus and equity award opportunities among the executive officers because the Committee views his position and performance as the most critical to the success of the Company.

Base Salary

        The base salaries of the Company's executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer's responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably.

        Certain of the named executive officers received salary increases for 2013, as shown below:

Executive	Salary Increase	Effective Date	New Salary Rate
Mr. Weil	$32,351	01/01/13	$1,572,851
Mr. Huntley	$75,000	01/01/13	$650,000
Mr. J. Kennedy	$75,000	01/01/13	$560,000

        Mr. Weil's salary increase reflected an inflation adjustment of approximately 2.1%, which was provided in accordance with the terms of his employment agreement. The increase for Mr. Huntley was approved in connection with his promotion to Executive Vice President and Chief Executive Officer, SG Systems, and a three-year extension of the term of his employment agreement to December 31, 2015. The increase for Mr. J. Kennedy related to his promotion to President, Printed Products, and a three-year extension of the term of his employment agreement to December 31, 2015.

        Following the WMS acquisition in late 2013, the Committee conducted a comprehensive review of the compensation of the combined company's senior executives. In connection with this review, the Committee approved salary increases for certain of the named executive officers, as shown below:

Executive	Salary Increase	Effective Date	New Salary Rate
Mr. Lipkin	$75,000	01/01/14	$625,000
Mr. Huntley	$50,000	01/01/14	$700,000
Mr. J. Kennedy	$115,000	01/01/14	$675,000

        Mr. Lipkin's salary was approved in light of his role as Chief Financial Officer of a much larger company following the acquisition. Mr. Huntley's salary increase was approved in connection with his promotion to Executive Vice President and Group Chief Executive of Gaming, with responsibility for the significantly expanded gaming business of the combined company. Mr. J. Kennedy's salary increase was approved in connection with his promotion to Executive Vice President and Group Chief Executive of Lottery, with responsibility for all of the Company's lottery operations (to include management of the Company's lottery systems business, in addition to the instant games business that he already managed). In connection with this compensation review, the Committee reviewed with CAP competitive executive compensation data for companies in the Company's new peer group as well as comparably sized companies included in two sets of general industry survey data. The Committee used the comparative data provided by CAP as a general indicator of relevant market conditions, but did not set specific benchmark targets for total compensation or for individual elements of compensation. See "Peer Group" below for additional information regarding the peer group.

Annual Incentive Compensation

        Annual bonuses under the MICP are based upon the Company's overall performance relative to financial targets approved for a given fiscal year and/or the financial performance of individual business units of the Company for executives directly involved with the operation of those units, as well as, for certain executives, an assessment of the executive's performance and contribution, including factors not quantitatively measurable by financial results. If the applicable financial performance targets are met or exceeded, then participants are eligible to receive MICP bonuses based on a pre-established target percentage of their base salaries, which target percentage for the named executive officers, ranged from 66.7% to 100% of base salary for 2013.

        The Company's annual incentive compensation program is designed to align the executives' bonus opportunities with the Company's growth objectives. Bonuses are earned under the MICP based on the Company's (1) revenue, (2) attributable EBITDA and (3) attributable EBITDA less total capital expenditures (which include wagering systems expenditures and other intangible asset and software expenditures) ("AEBITDA less CapEx"), in each case, relative to pre-approved performance targets. "Attributable EBITDA," which is substantially based on (but not identical to) the definition of "attributable EBITDA" that we report in our earnings releases, is defined as our consolidated EBITDA plus (without duplication) our pro rata share of the EBITDA of our joint ventures and minority equity investments, subject to substantially the same adjustments contemplated by the EBITDA metric in our credit agreement and the EBITDA metric reported in our earnings releases, as well as certain additional adjustments in the discretion of the Committee (e.g., to take into account changes in applicable accounting rules during the year). The Committee has determined to use attributable EBITDA to promote consistency with the EBITDA-based metric that we publicly report and the EBITDA-based metric that determines our compliance with the financial covenants contained in our credit agreement.

        The Committee reviews the bonus program design each year with a view to realizing desired corporate objectives and in light of the recommendations of the Chief Executive Officer as to financial targets and payout structure. In recent years, this review has focused on structuring a bonus payout scale that the Committee deems appropriate in light of our growth objectives and our interest in managing incentive compensation costs. For 2013, the Committee approved a bonus payout structure under which achievement of budgeted financial performance would result in the payout of 85% of a named executive officer's target bonus opportunity (rather than a payout of 100% of a named executive officer's target bonus opportunity for budgeted financial performance, as was the case for 2012). The revised payout structure was approved based on the recommendation of the former Chief Executive Officer and in light of the Committee's objectives to incentivize above-budget results and manage incentive compensation costs. In order for the eligible named executive officers with Company-wide responsibilities during 2013 (Messrs. Weil and Lipkin) to earn 100% of their target bonus opportunities for 2013, we needed to achieve 105% of budgeted revenue, attributable EBITDA and AEBITDA less CapEx, representing meaningful year-over-year growth (on average, approximately 12% relative to 2012 MICP results).

        No portion of the 2013 MICP bonus attributable to a particular financial metric was payable unless at least 85% of the budgeted amount was achieved, and the payout percentage at this minimum threshold level was 35% of an executive's target bonus opportunity. Bonuses in excess of an executive's target bonus opportunity were payable only if attributable EBITDA exceeded 105% of the budgeted amount. Had the Company achieved 110% or 120% of budgeted attributable EBITDA, the calculated bonus for each of the named executive officers with Company-wide responsibilities would have been multiplied by 130% and 200%, respectively. The multiplier would have been applied ratably for attributable EBITDA achievement between 100% and 120% of budget. The 120% threshold for the maximum bonus payout was the same as for 2012, but more demanding than in 2010 and 2011, when that threshold was set at 114% and 115%, respectively.

        The revenue, attributable EBITDA and AEBITDA less CapEx targets set at the beginning of 2013 for consolidated financial performance are shown below. For purposes of the MICP, 2013 targets and results excluded the financial impact of WMS, which was acquired in late 2013.

		% of Target Bonus Opportunity
		35%	85%	100%	130%	200%
Revenue	Target ($)	$853.8	$1,004.5	$1,054.7
	% of Budget	85%	100%	105%
Attributable EBITDA	Target ($)	$324.5	$381.8	$400.9	$420.0	$458.2
	% of Budget	85%	100%	105%	110%	120%
AEBITDA Less CapEx	Target ($)	$200.0	$235.3	$247.1
	% of Budget	85%	100%	105%

        The 2013 bonus amounts for the eligible named executive officers with Company-wide responsibilities (Messrs. Weil and Lipkin) were determined based on attainment of the consolidated financial performance targets for the three metrics (each metric weighted equally). The bonus amounts for the named executive officers directly managing the operation of a business unit (Messrs. Huntley and J. Kennedy) were determined based on attainment of a combination of consolidated and business unit financial performance.

        Based on the 2013 MICP payout structure, eligible named executive officers had the following bonus opportunities for 2013:

Executive(1)	Threshold Bonus Opportunity (as a % of Base Salary)	Target Bonus Opportunity (as a % of Base Salary)	Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Weil	35.0%	100.0%	200.0%
Mr. Lipkin	23.5%	67.0%	133.0%
Mr. Huntley	23.3%	66.7%	133.0%
Mr. J. Kennedy	23.3%	66.7%	133.0%

(1)
Messrs. D. Kennedy and Tomback were not eligible for an MICP bonus for 2013.

        As shown below, our 2013 MICP revenue and attributable EBITDA increased 1.3% and 2.4%, respectively, relative to 2012 MICP results, and 2013 AEBITDA less CapEx decreased by 9.6% relative to 2012 MICP results. These results represented achievement of 94.3%, 91.9% and 89.5%, respectively, of our budgeted 2013 financial goals. As a result of these mixed results, the 2013 annual bonuses actually paid to our eligible named executive officers with Company-wide responsibilities represented only 58% of their target annual bonus opportunities.

	2012	2013						2013 MICP Results (as a % of 100% Budget Achievement)
									Actual Payout (as a % of Target Bonus Opportunity)
	MICP Results	Reported Results(1)		100% Budget Achievement (85% payout)	105% Budget Achievement (100% payout)	MICP Results(1)
Revenue	$934.7	$1,090.9	(2)	$1,004.5	$1,054.7	$947.3	(2)	94.3%	66.0%
Attributable EBITDA	$342.6	$382.5	(3)	$381.8	$400.9	$350.8	(3)	91.9%	57.9%
AEBITDA Less CapEx	$233.1	$216.7	(4)	$235.3	$247.1	$210.7	(4)	89.5%	50.2%

(1)
The 2013 revenue, attributable EBITDA and AEBITDA less CapEx amounts for MICP purposes were less than the revenue, attributable EBITDA and AEBITDA less CapEx amounts reported in our earnings release dated March 12, 2014, primarily due to the exclusion of WMS results in calculating MICP results.

(2)
2013 revenue for MICP purposes excluded approximately $144.7 million of revenue from WMS (representing the 74 days during 2013 following the acquisition). In addition, approximately $1.1 million of revenue related to the pub business, which was classified as discontinued operations in our 2013 reported results, was included for MICP purposes.

(3)
2013 attributable EBITDA for MICP purposes (a) excluded approximately $31.8 million of attributable EBITDA from WMS (representing the 74 days during 2013 following the acquisition), (b) included approximately $2.5 million of merger and acquisition-related fees and expenses and approximately $4.5 million related to restructuring charges and the impact of discontinued operations, which amounts were excluded in our reported results, and (c) excluded $7.0 million of net unbudgeted royalty payments, non-cash write-offs and accounting adjustments that were reflected in our reported results.

(4)
AEBITDA less CapEx for MICP purposes excluded approximately $25.7 million of capital expenditures by WMS.

        One-third of Mr. Huntley's 2013 bonus opportunity was based on consolidated revenue, attributable EBITDA and AEBITDA less CapEx and two-thirds was based on revenue, attributable EBITDA and AEBITDA less CapEx of a business unit comprised of our U.S. and European lottery systems businesses. To achieve 100% of his target bonus opportunity, Mr. Huntley's business unit had to achieve revenue, attributable EBITDA and AEBITDA less CapEx representing year-over-year increases of 13.9%, 8.3% and 28.2%, respectively. The 2013 results of this business unit translated into a payout percentage of 70.3% for revenue (reflecting an increase in revenue of 3.7% compared to the prior year), 69.5% for attributable EBITDA (reflecting a decline in attributable EBITDA of 1.6% compared to the prior year) and 100% for AEBITDA less CapEx (reflecting an increase of 53.3% in AEBITDA less CapEx relative to the prior year) for the two-thirds of his bonus opportunity that was determined by business unit results. When combined with the one-third of his bonus opportunity determined by consolidated financial results, the 2013 total payout to Mr. Huntley was 73% of his target bonus opportunity.

        One-third of Mr. J. Kennedy's 2013 bonus opportunity was based on corporate revenue, attributable EBITDA and AEBITDA less CapEx and two-thirds was based on revenue, attributable EBITDA and AEBITDA less CapEx of a business unit comprised of our global instant ticket business. To achieve 100% of his target bonus opportunity, Mr. J. Kennedy's business unit had to achieve revenue, attributable EBITDA and AEBITDA less CapEx representing a year-over-year change of at least 8.2%, 6.8% and -3.0%, respectively. The 2013 results of this business unit translated into a payout percentage of 82.7% for revenue (reflecting an increase in revenue of 2.4% compared to the prior year), 85.0% for attributable EBITDA (reflecting an increase in attributable EBITDA of 1.7% compared to the prior year) and 95.4% for AEBITDA less CapEx (reflecting a decline in AEBITDA less CapEx of 4.4% relative to the prior year) for the two-thirds of his bonus opportunity that was determined by business unit results. When combined with the one-third of his bonus opportunity determined by consolidated financial results, the 2013 total payout to Mr. J. Kennedy was 78% of his target bonus opportunity.

        Based on the consolidated and relevant business unit financial performance described above, the Committee approved MICP bonuses for 2013 for the eligible named executive officers as shown below:

Executive	Bonus Award	Award as a % of Target Bonus	Award as a % of Salary
Mr. Weil(1)	$805,370	58%	58%
Mr. Lipkin	$213,886	58%	39%
Mr. Huntley	$314,968	73%	48%
Mr. J. Kennedy	$290,611	78%	52%

(1)
The amount for Mr. Weil represented a pro rata portion of the 2013 bonus based on a partial year of service.

        Unlike in prior years, the Committee determined that a portion of senior executives' 2013 bonuses would be paid in RSUs in order to manage cash compensation costs and to provide the executives with additional retention incentives and to further align the interests of those executives with the interests of our stockholders. In particular, Messrs. Lipkin, Huntley and J. Kennedy received 50% of their 2013 bonus in cash and 50% in RSUs. These RSUs are scheduled to vest ratably over the two-year period immediately following the date the 2013 MICP bonuses were paid. In accordance with the terms of Mr. Weil's employment and separation agreements, Mr. Weil received a cash payment in lieu of his pro rata bonus for 2013 (which would otherwise have been paid entirely in RSUs).

        In connection with the comprehensive executive compensation review following the WMS acquisition described above, the Committee approved increases in the target and maximum bonus opportunities for certain named executive officers (effective beginning with the 2014 bonuses), as reflected below:

Executive	New Target Bonus Opportunity (as a % of Base Salary)	New Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Lipkin	75.0%	150.0%
Mr. Huntley	75.0%	150.0%
Mr. J. Kennedy	75.0%	150.0%

Long-Term Incentive Compensation

  Annual Equity Awards

        The Company's executive officers receive long-term incentive compensation awards, such as stock options and RSUs, which link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Under the current equity award opportunity guidelines, eligible executives have a target annual equity award opportunity equal to a designated percentage of their base salary (with the actual award determined in the discretion of the

Committee). As in prior years, the target equity award opportunity for 2013 was based on the participant's annual bonus opportunity, as shown below for the named executive officers eligible for a 2013 award:

Executive	Target Annual Bonus Opportunity for 2013 (Value as a % of Salary)	Target Equity Award Opportunity for 2013 (Value as a % of Salary)
Mr. Weil	100%	200%
Mr. Lipkin	67.0%	95%
Mr. Huntley	66.7%	95%
Mr. J. Kennedy	66.7%	95%

        In prior years, the Committee has awarded 50% of the value of the annual equity award in the form of stock options and 50% of the value of the annual equity award in the form of RSUs. However, as it did with respect to the 2012 annual equity awards, the Committee determined to grant the 2013 annual equity awards entirely in RSUs (with performance conditions, in the case of the named executive officers and certain other senior executives) to further the objective of preserving available shares under the 2003 Plan in order to facilitate the operation of our equity compensation program over the near-term. The Committee prioritized this objective over some other considerations reflected in its prior practice of applying an equal allocation of value between stock options and RSUs.

        In light of our stock price and the interest in preserving available shares under the 2003 Plan, the Committee has in recent years employed a practice under which annual equity awards are reduced by approximately 30% relative to an executive's target equity award opportunity if our stock price is between $10 and $15 at the time of grant and by approximately 50% if our stock price is below $10 at the time of grant. In accordance with this practice, the Committee approved a reduction in the value of the 2013 annual equity awards by 50% relative to the executives' target equity award opportunities.

        In 2013, Messrs. Weil, Lipkin, Huntley and J. Kennedy received an annual equity award consisting of RSUs based on their equity award opportunity and the discretionary reduction described above. The RSUs are scheduled to vest over a period of four years subject to the satisfaction of financial performance criteria for 2013. Information regarding these equity awards is set forth below:

Executive	Date of Grant	RSUs	Vesting Schedule
Mr. Weil(1)	03/25/2013	177,222	4 years
Mr. Lipkin	03/25/2013	29,436	4 years
Mr. Huntley	03/25/2013	34,788	4 years
Mr. J. Kennedy	03/25/2013	29,971	4 years

(1)
In accordance with the terms his employment and separation agreements, Mr. Weil's 2013 award of RSUs vested in connection with his departure from the Company in November 2013.

        The RSUs awarded to the eligible named executive officers in 2013 were subject to achievement of 2013 financial performance criteria (revenue of at least $904.0 million, attributable EBITDA of at least $343.6 million or AEBITDA less CapEx of at least $211.8 million). In March 2014, the Committee determined that the performance condition had been met, resulting in the vesting of the first 25% increment of these RSUs. The balance of these awards is scheduled to vest in equal installments on each of the second through fourth anniversaries of the grant date, subject to service requirements.

        As part of the post-acquisition compensation review discussed above, the target annual equity award opportunities for Messrs. Lipkin, Huntley and J. Kennedy were increased to 125% of their base salaries (beginning with the 2014 annual equity award), commensurate with the increases in their annual bonus opportunities.

        Although our stock price was above $15 at the time of grant of the 2014 annual equity awards, the Committee nonetheless exercised its discretion to reduce the grant date value of the 2014 annual equity awards by 10% in an effort to further manage share usage under the 2003 Plan.

  Sign-On and Special Equity Awards Granted in 2013

        As discussed above under "CEO Succession," Mr. D. Kennedy received a sign-on award of 150,000 RSUs, subject to a four-year vesting schedule, in connection with his appointment as President and Chief Executive Officer in November 2013. Under the terms of his employment agreement, Mr. Tomback received an inducement grant of 100,000 RSUs and 200,000 stock options, each subject to a four-year vesting schedule, upon commencing employment as Senior Vice President and General Counsel in December 2013. The sign-on stock options have an exercise price of $17.71 per share, representing the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date.

        In January 2013, Mr. Huntley and Mr. J. Kennedy received 50,000 and 30,000 RSUs, respectively, with a four-year vesting schedule in connection with their promotions to Executive Vice President and CEO, SG Systems, and President, Printed Products, respectively. In December 2013, as part of the post-acquisition compensation review discussed above, Messrs. Lipkin and Huntley were each awarded 30,000 RSUs with a four-year vesting schedule in light of their significant contributions in completing the WMS acquisition and related integration planning, and Mr. J. Kennedy was awarded 15,000 RSUs with a four-year vesting schedule in connection with his promotion to Executive Vice President and Group Chief Executive of Lottery.

  Special Performance-Conditioned Equity Awards

        In February 2012, the Company granted approximately 494,000 RSUs to certain senior executives (including 78,597 RSUs to Mr. Lipkin and 65,000 RSUs to Mr. J. Kennedy), which awards are scheduled to vest at the rate of 25% per year, but only if the Company's "adjusted EBITDA" for a particular year equals or exceeds the adjusted EBITDA targets shown below, with the actual vesting date to be March 15 of the following year, assuming the target is met:

Year	Adjusted EBITDA Target
2012	$354 million
2013	$399 million
2014	$448 million
2015	$504 million

        The targets reflect an annual growth rate of approximately 12.5% over the four-year performance period. The portion of the performance-conditioned equity awards linked to 2012 and 2013 performance did not vest, as the Company's adjusted EBITDA during such years was less than the applicable targets. "Adjusted EBITDA" for purposes of the special performance-conditioned RSUs is not the same as the EBITDA metric for purposes of the Company's credit agreement or the MICP, or the EBITDA metric reported in the Company's earnings releases. The adjusted EBITDA targets are neither a projection made by the Company nor indicative of the Company's future financial performance.

        Vesting of the special performance-conditioned RSUs is also subject to certain "carryover" vesting provisions intended to provide the senior executives with continued incentives if these challenging performance targets are achieved in later years than those specified above. In the event the aggregate consideration paid by the Company in connection with acquisitions in any year exceeds $75 million (as such threshold may be increased to the extent that acquisitions in prior years did not exceed such annual threshold), the incremental EBITDA resulting from each such acquisitions will be included in adjusted EBITDA subject to reduction during each applicable year by: (1) the annual interest cost for such year on the proceeds of any debt used to finance any such acquisition; provided that, in any year subsequent to the year of such acquisition, such debt shall be deemed to be repaid (and, accordingly, such interest cost will be appropriately reduced) in an amount equal to the free cash flow generated by the Company in the immediately preceding year that is attributable to such acquisition; (2) a "deemed" annual interest cost on any equity used as consideration to make such acquisition; and (3) an amount equal to the capital expenditures of the relevant business during the four quarters prior to the acquisition.

        Mr. Weil received 1,000,000 performance-conditioned options and 1,000,000 performance-conditioned RSUs with similar terms as part of his sign-on grant in 2010. At the time of Mr. Weil's departure from the Company in November 2013, 100,000 of Mr. Weil's performance-conditioned options and 100,000 of his performance-conditioned RSUs (or 50% of the portion of the sign-on award linked to 2011 performance) had vested based on satisfaction in 2012 of the adjusted EBITDA target for 2011. The remaining 900,000 performance-conditioned options and 900,000 performance-conditioned RSUs were forfeited under the terms of his separation agreement.

  Assumption of Legacy WMS Equity Plan

        In connection with the WMS acquisition, we assumed the legacy WMS equity compensation plan. Based on the shares available under such plan giving effect to the acquisition (and applying a customary exchange ratio based on the stock prices of WMS and the Company at the time of the acquisition), we were entitled under applicable NASDAQ rules to assume approximately 16.5 million shares for future awards to WMS employees. However, in order to manage potential dilution in connection with future equity awards, the Committee and the Board determined to assume only approximately 5.6 million of such available shares.

        At the annual meeting, we are seeking stockholder approval of an amendment and restatement of the 2003 Plan in order to simplify administration of our equity compensation programs by consolidating the legacy WMS equity compensation plan with the 2003 Plan and making the shares we assumed under the legacy WMS equity compensation plan available for employees across the combined company (and not just WMS employees). The proposed amendment of the 2003 Plan would not increase the aggregate number of shares available for awards under the two plans. See "Proposal 3: Approval of Amended and Restated 2003 Incentive Compensation Plan."

  Certain Amendments to Equity Awards

        Under the original terms of the 2003 Plan, the vesting of stock options and RSUs would generally accelerate upon certain events, including an event in which a person becomes the beneficial owner of 40% of more of our voting securities. At our 2011 annual meeting of stockholders, our stockholders approved certain amendments to the 2003 Plan, including an amendment pursuant to which the vesting of equity awards granted under the 2003 Plan after June 7, 2011 (the date of the meeting) would not accelerate in the event that our largest stockholder, MacAndrews & Forbes Holdings Inc. (or certain related persons), acquired more than 40% of our outstanding voting securities (a "Percentage Ownership Event"). The amendment did not apply to stock options or RSUs granted under the 2003 Plan prior to June 7, 2011 as any such amendment affecting then outstanding awards would have required the consents of the holders of such awards under the terms of the 2003 Plan. Accordingly, under the current terms of the 2003 Plan, the vesting of equity awards granted prior to June 7, 2011 would generally accelerate in the event of a Percentage Ownership Event. Based on filings with the SEC, MacAndrews & Forbes Holdings Inc. (and certain related persons) currently hold approximately 38.6% of the Company's voting securities currently outstanding.

        In April 2013, the Company entered into amendments to the terms of stock options and RSUs granted prior to June 7, 2011 under the 2003 Plan to certain senior executives of the Company (including our named executive officers) and members of the Board. The amendments were designed to preserve to the extent practicable certain of the retention benefits to the Company of such awards in the event of the occurrence of a Percentage Ownership Event, whether due to additional repurchases by the Company of its common stock or otherwise. Under the terms of the amendments, holders of unvested stock options and unvested RSUs with performance conditions that have not been fully satisfied have agreed that the vesting of such equity awards will not accelerate in the event of a Percentage Ownership Event. Instead, such awards will continue to vest (if at all) in accordance with their original vesting schedules and otherwise be subject to the terms applicable to such awards without regard to a Percentage Ownership Event.

        With respect to other RSUs granted prior to June 7, 2011, the holders have agreed to certain transfer restrictions and forfeiture provisions that are designed to replicate to the extent practicable the original vesting provisions of such awards without regard to a Percentage Ownership Event. In particular, under the terms of the amendments, in the event of a Percentage Ownership Event, such RSUs will vest in accordance with the terms of the 2003 Plan, with 50% (or a higher percentage if the holder is subject to a higher applicable tax withholding rate) of the underlying shares to be delivered to the holder without restriction (which unrestricted shares are designed to be sufficient to allow the holder to satisfy applicable taxes) and with the remaining underlying shares (the "Restricted Shares") to be delivered to the holder subject to transfer restrictions and forfeiture provisions. Pursuant to these restrictions, each holder has agreed not to transfer or otherwise dispose of the Restricted Shares until the earliest to occur of:

  •
  such time as the corresponding RSUs would have vested in accordance with the original vesting schedule (without regard to any Percentage Ownership Event);

  •
  termination of the holder's employment under specified circumstances (e.g., an involuntary termination) (or, in the case of non-employee directors, the director ceasing to serve on the Board due to death or disability); and

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  any event that would have accelerated vesting of such RSUs under the terms of the Plan, the applicable award agreement or the holder's employment agreement (other than such Percentage Ownership Event).

        Under the terms of the amendments, in the case of a holder who is a senior executive, the Restricted Shares that remain subject to the foregoing transfer restrictions will generally be forfeited upon termination of the employment of the holder by the Company for "cause" or, prior to the expiration of the current term of the holder's employment agreement, by the holder without "good reason". In the case of non-employee directors, the Restricted Shares that remain subject to the foregoing transfer restrictions will be forfeited upon the director ceasing to serve on the Board (other than due to death or disability).

        In the case of certain of the senior executives who have entered into such amendments, the shares underlying the RSUs that would vest upon a Percentage Ownership Date will not be immediately delivered for reasons related to Section 409A of the Internal Revenue Code of 1986. These holders have agreed that, until such underlying shares are delivered, the vested RSUs will be subject to transfer restrictions and forfeiture provisions and, if such underlying shares are delivered to these holders at a time when they are employees of the Company (or a subsidiary thereof) but before the RSUs otherwise would have vested, the transfer restrictions and forfeiture provisions described above will apply.

        The table below sets forth certain information regarding the equity awards covered by the amendments entered into by the holders listed below as of December 31, 2013.

Holder	Options(1)	Time-Vesting RSUs(2)
David L. Kennedy	56,735	30,962
Jeffrey S. Lipkin	16,865	25,175
William J. Huntley	69,995	10,385
James C. Kennedy	16,865	16,717
Peter A. Cohen	—	1,494
Gerald J. Ford	—	1,494
Ronald O. Perelman	—	1,494
Michael J. Regan	—	1,494
Barry F. Schwartz	—	1,494

(1)
Awards will not accelerate upon a Percentage Ownership Event.

(2)
Awards will accelerate upon a Percentage Ownership Event but a portion (generally, 50%) of the underlying shares will become subject to certain transfer restrictions and forfeiture provisions.

        After giving effect to the amendments, if a Percentage Ownership Event had occurred on December 31, 2013, approximately 132,588 unvested options (with an average weighted exercise price of $9.65) and 995,349 unvested RSUs held by a total of 156 employees, directors, and consultants would vest (with 375,136 shares underlying such vested RSUs becoming subject to the foregoing transfer and forfeiture provisions pursuant to the amendments). Based on the number of unvested equity awards currently outstanding, the Company anticipates that it would have incurred approximately $3.2 million of stock-based compensation expense if a Percentage Ownership Event had occurred on December 31, 2013.

Retirement Plans

        Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Under the plan, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service ("IRS") (maximum contributions of $17,500 for 2013 ($23,000 if over age 50)). The Company makes matching contributions of 37.5 cents on the dollar for the first 6% of participant contributions (for a match of up to 2.25% of eligible compensation).

        We also have a non-qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus under the MICP during their employment or for certain specified minimum deferral periods. Non-employee directors may also defer their director fees and other cash compensation payable for director services under this plan. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants, who elect to have their deferrals mirror the performance of investment options that we may offer from time to time. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under the rules of the IRS and remain part of the Company's general assets until distributed to the participants. The value of a participant's account balance is based solely on the participant's deferrals and the investment return on such deferrals given the performance of the investment options that they select. We do not guarantee any minimum return on those investments.

Certain Corporate Governance Policies

        The Committee and the Board recently adopted a number of policies designed to further strengthen corporate governance.

  Stock Ownership Guidelines

        In December 2013, the Committee approved stock ownership guidelines requiring our senior executives (including the named executive officers) and non-employee directors to acquire and maintain a meaningful ownership interest in the Company. These guidelines are intended to encourage a long-term perspective in managing the Company and to further align the interests of our senior executives with the interests of our stockholders. Covered individuals are required to own shares of our common stock with a market value equal to the lesser of a specified multiple of annual salary (or in the case of directors, annual retainer for Board service) and a minimum number of shares. The required stock ownership interest varies based on position, as shown in the table below. Shares of our common stock held directly or indirectly, including shares acquired upon the exercise of stock options, shares held within retirement and deferred compensation plans, time-vesting RSUs and shares owned by immediate family members will count for purposes of the policy, whereas outstanding (vested or unvested) stock options and performance-conditioned RSUs will not count. Covered individuals will have five years to comply from the later of the effective date of the policy and the date the director became subject to the policy. We expect covered individuals who do not meet the ownership requirements to retain at least 50% of the shares of our common stock that vest or are acquired upon exercise of stock options until the ownership requirements are met.

Job Level	Minimum Required Ownership Interest
Chief Executive Officer	Lesser of five times annual salary or 475,000 shares
Group Chief Executives and Chief Financial Officer	Lesser of two times annual salary or 70,000 shares
Other Direct Reports to Chief Executive Officer	Lesser of annual salary or 25,000 shares
Non-Management Directors	Lesser of five times annual retainer for Board service or 15,000 shares

  Clawback Policy

        In December 2013, the Committee and the Board approved a cash and equity compensation "clawback" policy. Under the policy, the Committee may, in its discretion, take any one or more of the following actions in the event of a restatement of our financial statements that the Committee determines was due to an executive's fraud or gross misconduct:

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  cancel the executive's outstanding incentive compensation awards (defined as annual cash bonus and equity compensation, whether or not vested);

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  disqualify the executive from receiving future incentive compensation awards;

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  recoup incentive compensation paid or awarded to the executive from and after the date that is one year before the events giving rise to the restatement were discovered; and/or

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  recoup the executive's gains from the sale of shares awarded as incentive compensation or the exercise of stock options from and after the date that is one year before the events giving rise to the restatement were discovered.

  No Hedging Policy

        In December 2013, the Committee also approved a policy prohibiting employees and non-employee directors from hedging or engaging in similar transactions designed to protect against declines in the market price of our common stock. In particular, employees and directors may not:

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  purchase or sell options (i.e., puts, calls and collars) relating to our securities;

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  purchase or sell other derivative securities designed to hedge or offset any decrease in the market value of our securities; or

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  engage in short sales of Company stock.

Peer Group

        During 2013, in light of the expected significant impact of the WMS acquisition on the scope of our operations and on our revenue and attributable EBITDA, the Committee asked CAP to conduct a review of the companies comprising the Company's peer group for purposes of comparing executive and non-employee director compensation. Prior to this review, the Company's peer group included Bally Technologies, Inc., Boyd Gaming Corporation, International Game Technology, Penn National Gaming, Inc., Pinnacle Entertainment, Inc., WMS, Affiliated Computer Services, Inc., Fiserv, Inc., Mentor Graphics Corporation, Quest Software, Inc. and Verisign, Inc.

        In connection with its review of potential peer group companies, CAP considered revenue, market capitalization, industry and business. CAP also considered the peer groups used by certain proxy advisory services and the peer group previously used by WMS. Based on this review, CAP recommended, and the Committee approved, a peer group comprised of Bally Technologies, Inc., Boyd Gaming Corporation, International Game Technology, Penn National Gaming, Inc. and Pinnacle Entertainment, Inc., all of which were in the prior peer group, as well as Isle of Capri Casinos Inc., Electronic Arts Inc., Zynga Inc., Geo Group Inc., Cardtronics Inc., MICROS Systems Inc., Alliance Data Systems Corp. and Global Payments Inc. The Company's projected revenue (giving effect to the WMS acquisition) was slightly above the 50th percentile of the revised peer group.

        As general matter, the Committee uses peer group compensation data as a general indicator of relevant market conditions, but does not set specific benchmark targets for total executive compensation or for individual elements of executive compensation.

Role of Management

        The Committee works directly with our Chief Human Resources Officer on our executive compensation program and receives recommendations from the Chief Executive Officer and other senior management regarding the compensation of executive officers. The Committee has the authority to follow these recommendations or make different determinations in its sole discretion.

Role of Compensation Consultant

        The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or other experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee has engaged CAP to provide independent advice regarding executive and director compensation in the execution of the Committee's duties.

        At the Committee's request, CAP assisted the Committee during 2013 by:

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  attending scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

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  as discussed above, reviewing and recommending updates to our compensation peer group in light of the impact of the WMS acquisition on the size and scope of our operations;

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  conducting a competitive compensation review with respect to senior executives and non-employee directors, including in connection with our Chief Executive Officer succession;

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  advising on long-term incentive programs generally, as well as on alternatives to historical equity grant practices in light of the limited availability of shares under our equity incentive plans;

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  advising the Committee on legal and regulatory developments regarding compensation committee independence and compensation committee consultant independence;

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  advising on certain policies, including policies relating to stock ownership guidelines, compensation clawback and hedging prohibitions;

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  advising on the design of annual incentives under the MICP; and

  •
  assisting in the review of the Company's compensation policies and practices, with a focus on incentive programs, from a risk management perspective.

        The Committee's compensation consultant generally attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee's chairman or its other members outside of meetings. The compensation consultant was retained by and reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work.

        In July 2013, the Committee reviewed the independence of CAP in light of the criteria set forth in the final rules relating to compensation consultant independence that were issued by the SEC in June 2012. Based on this review, the Committee determined that no conflicts of interest exist that interfere with the independence of CAP and is satisfied that CAP is fully able to provide to the Committee independent advice regarding executive and director compensation.

Equity Grant Practices

        The Committee generally considers the grant of equity awards, including stock options and RSUs, at regularly scheduled meetings. The exercise price for option grants is determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. An award that is approved for a new hire would generally not be deemed granted until the date the employee begins employment. As an administrative convenience, the Committee has delegated to the Chief Executive Officer the authority to grant awards to new hires and other employees who are not executive officers between Committee meetings, within designated award levels, subject to reporting to the Committee at the Committee's next scheduled meeting.

Compensation Program as it Relates to Risk

        The Company's management and the Committee, with the assistance of CAP, periodically review the Company's compensation policies and practices, focusing particular attention on incentive programs, so as to ensure that they do not encourage excessive risk taking by the Company's employees. Specifically, this review includes the cash and equity components of the MICP (in which executives generally participate) and the Company's business unit bonus and commission plans (in which other employees participate). As discussed below, the cash bonus programs are generally designed to reward achievement of annual results when measured against performance metrics, whereas the equity incentive program is designed to link a portion of compensation to long-term Company performance. Management and the Committee do not believe that the Company's compensation programs create risks that are reasonably likely to have a material adverse impact on the Company for the following reasons:

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  our incentive programs generally balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of incentive compensation focused on long-term performance;

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  the MICP and many of our business unit plans (which often "mirror" the MICP) use multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than on a single financial measure;

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  a qualitative assessment of individual performance is generally a component of individual compensation payments;

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  cash bonuses under the MICP and business unit plans are generally capped;

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  as discussed above, the Committee approved stock ownership guidelines applicable to senior executives and non-employee directors, a clawback policy with respect to cash and equity incentive compensation, and a prohibition on hedging our stock;

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  executive officers and certain other key employees with access to material nonpublic information must obtain permission from the Company's Vice President—Worldwide Legal Affairs to trade in shares of our common stock, even during an open trading period;

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  Board and management processes are in place to oversee risk associated with the MICP and business unit plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and

  •
  the Company's risk management processes—including the Company's enterprise risk management program, Code of Business Conduct (and related training), strong ethics and compliance function that includes suitability reviews of customers and other persons and entities with which the Company does business, internal approval processes and legal department review of contracts—mitigate undue risk-taking.

Employment Agreements; Severance and Change in Control Arrangements

        We have entered into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are desirable as a means to attract executive talent, to encourage long-term service, to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition, to impose the restrictive covenants described above and, where practicable, to provide comparable severance and other terms and conditions to similarly situated executives.

        The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive's transition in the event of an unexpected termination by the Company due to changes in the Company's employment needs. Severance provisions that are included in the agreements do not generally enhance an employee's current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

        The employment agreements with our named executive officers provide for enhanced severance payments if the named executive officer's employment is terminated in connection with a change in control (as defined in the employment agreements). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are not triggered in connection with a change in control unless an executive's employment is terminated without "cause" or the executive terminates for "good reason" within certain timeframes.

        The Company has change in control provisions in its equity incentive plans such that unvested stock options, RSUs and other equity awards would generally accelerate upon a change in control (as defined in the plans). These provisions apply to all plan participants. The Committee believes that these provisions are appropriate given that an employee's position could be adversely affected by a change in control even if he or she is not terminated.

Employment Agreement with Mr. D. Kennedy

        In December 2013, we entered into an employment agreement with Mr. D. Kennedy in connection his appointment as President and Chief Executive Officer in November 2013.

        If Mr. D. Kennedy's employment is terminated by the Company without "cause" or by Mr. D. Kennedy for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to two (2) times the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation (if any) paid to Mr. D. Kennedy in respect of the two (2) most recent fiscal years but not more than his target bonus for the year of termination); (iii) full vesting of his equity awards; and (iv) payment of COBRA premiums for 12 months if Mr. D. Kennedy elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. D. Kennedy's employment is terminated by the Company without "cause" or by Mr. D. Kennedy for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive three (3) times the sum of his base salary and severance bonus amount.

        In the event of Mr. D. Kennedy's death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. D. Kennedy for which the Company pays premiums and full vesting of his equity awards. In the event Mr. D. Kennedy is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans) and full vesting of his equity awards. In the event the term of the agreement expires at the election of the Company, Mr. D. Kennedy would be entitled to the bonus (if any) payable to him in respect of the year in which such term expires and full vesting of his sign-on equity award.

        Mr. D. Kennedy's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy. For additional information regarding D. Kennedy's employment agreement, see "CEO Succession" above.

Separation Agreement with Mr. Weil

        In December 2013, the Company entered into a separation agreement with Mr. Weil, our former Chief Executive Officer. Under the terms of the separation agreement, Mr. Weil will receive a cash severance payment of $6,178,603 payable in installments over a 24 month period starting in May 2014 (representing two (2) times the sum of his salary and "severance bonus amount"), subject to Mr. Weil's compliance with non-competition and other restrictive covenants during such period. In March 2014, Mr. Weil received a pro-rated payment in lieu of his 2013 bonus in the amount of $805,370 in accordance with the terms of the separation agreement. Under the terms of the separation agreement, the vesting of 500,000 stock options (with an exercise price of $9.00 per share) and 773,875 RSUs held by Mr. Weil was accelerated (valued at $3,750,000 and $12,768,938, respectively, based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the effective date of his separation agreement), while the unvested portion of his sign-on performance-conditioned options and RSUs (900,000 options and 900,000 RSUs) were forfeited. The Company will pay $17,805 for Mr. Weil's COBRA premiums for 12 months following his termination date. The separation agreement contained a customary release of claims in favor of the Company. Mr. Weil did not receive any separation payments or benefits that were not contemplated by his employment agreement. In January 2014, the Company and Mr. Weil agreed that all 1,100,000 of Mr. Weil's then exercisable stock options would be cancelled in exchange for the then "spread value" of such options ($8,118,500, or $3,586,753 net of withholding taxes).

Employment Agreement with Mr. Lipkin

        In April 2012, the Company entered into an amended and restated employment agreement with Mr. Lipkin, the Company's Senior Vice President and Chief Financial Officer, which extended the term of

Mr. Lipkin's employment agreement to December 31, 2015, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. In December 2013, Mr. Lipkin's employment terms were further amended. Effective January 1, 2014, Mr. Lipkin's annual base salary was increased to $625,000 (from $550,000). In addition, for 2014 his annual target bonus was increased to 75% (from 67% in 2013) of his base salary, with a maximum bonus opportunity equal to 150% (from 133% in 2013) of his base salary. In addition, Mr. Lipkin is eligible to receive an annual grant of stock options or other equity awards in the discretion of the Committee under applicable plans and programs for senior executives.

        If Mr. Lipkin's employment is terminated by the Company "without cause" or by Mr. Lipkin for "good reason" (as such terms are defined in the employment agreement), Mr. Lipkin would be entitled to receive (i) a pro-rata bonus (if any) for the year of termination, (ii) an amount equal to his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Lipkin in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year), (iii) payment of COBRA premiums for 12 months if Mr. Lipkin elects to continue medical coverage under the Company's group health plan in accordance with COBRA and (iv) accelerated vesting of his regular MICP equity awards, but he would forfeit his unvested special performance-conditioned RSUs and his annual performance-conditioned RSUs would only vest after the Committee determined that the applicable target had been achieved. If Mr. Lipkin's employment is terminated by the Company "without cause" or by him for "good reason" in connection with a "change in control" or up to one year thereafter (as such terms are defined in the employment agreement), then he would be entitled to receive the benefits described in the preceding sentence, except that he would receive two (2) times the sum of his base salary and severance bonus amount.

        In the event Mr. Lipkin is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans) full vesting of his unvested equity awards (other than his special performance-conditioned RSUs) and payment of COBRA premiums for 12 months if Mr. Lipkin elects to continue medical coverage under the Company's group health plan in accordance with COBRA. In the event the employment agreement expires at the end of its term by virtue of the Company providing notice of non-renewal of the employment agreement, Mr. Lipkin would be entitled to receive an amount equal to 75% of the sum of his base salary and severance bonus amount and accelerated vesting of 100% of his regular MICP equity awards granted on or before December 31, 2011 (50% of such awards granted after December 31, 2011), but he would forfeit his unvested special performance-conditioned RSUs and his annual performance-conditioned RSUs would only vest (if at all) after the Committee determined that the applicable target had been achieved.

        Mr. Lipkin's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy. The revised terms of Mr. Lipkin's employment agreement, including the higher salary, were the result of arm's length negotiations.

Employment Agreement with Mr. Tomback

        In November 2013, the Company entered into an employment agreement with Mr. Tomback in connection with his appointment as Senior Vice President and General Counsel. The term of Mr. Tomback's employment agreement is scheduled to expire on December 31, 2016, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Under the agreement, Mr. Tomback will receive an annual base salary of $650,000. Beginning in 2014, Mr. Tomback will have the opportunity to earn up to 66.7% of his base salary as incentive compensation upon achievement of target level performance goals for a given year and the opportunity to earn up to 133% of his base salary upon achievement of maximum performance goals for a given year (subject to a minimum bonus of $300,000 for 2014). In addition, Mr. Tomback will be eligible to receive annual equity awards in the discretion of the Committee in accordance with the Company's plans and programs for senior executives of the Company. Mr. Tomback received a sign-on equity award of 100,000 RSUs and 200,000 options (with an exercise price of $17.71 per share), each with a four-year vesting schedule.

        If Mr. Tomback's employment is terminated by the Company without "cause" or by Mr. Tomback for "good reason" (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation (if any) paid to Mr. Tomback in respect of the two (2) most recent fiscal years but not more than his target bonus for the year of termination (or, in the case of termination during 2014, his target bonus)); (iii) vesting of 50% of his then unvested sign-on equity awards; and (iv) payment of COBRA premiums for 12 months if Mr. Tomback elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Tomback's employment is terminated by the Company without "cause" or by Mr. Tomback for "good reason" upon, or within one (1) year after, a "change in control" (as such term in defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that he would receive two (2) times his base salary and severance bonus amount.

        In the event of Mr. Tomback's death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Tomback for which the Company pays premiums, a pro rata bonus for the year of his death and full vesting of his equity awards. In the event Mr. Tomback is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company's disability plans), a pro rata bonus for the year of termination and full vesting of his equity awards. In the event the agreement expires at the end of its term, Mr. Tomback would be entitled to an amount equal to his base salary, a pro rata bonus for the year of termination and full vesting of his sign-on equity awards.

        Mr. Tomback's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy.

        The terms of Mr. Tomback's employment agreement were approved by the Committee following arm's length negotiations.

Employment Agreement with Mr. Huntley

        The Company entered into an employment agreement with Mr. Huntley in December 2010, which was amended in August 2011 and December 2012. The term of Mr. Huntley's employment agreement is scheduled to expire on December 31, 2015, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Effective January 1, 2014, Mr. Huntley was promoted to Executive Vice President and Group Chief Executive of Gaming and, in connection therewith, his annual base salary was increased to $700,000 (from $650,000 in 2013). In addition, his annual target bonus opportunity was increased to 75% (from 66.7% in 2013) of his base salary, with a maximum bonus opportunity equal to 150% (from 133% in 2013) of his base salary. In addition, Mr. Huntley is eligible to receive an annual grant of stock options or other equity awards in the discretion of the Committee under applicable plans and programs for senior executives.

        If Mr. Huntley's employment is terminated by the Company "without cause" or by Mr. Huntley for "good reason" (as such terms are defined in the agreement), Mr. Huntley would be entitled to receive (i) a pro rata bonus for the year of termination, (ii) an amount equal to the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. Huntley in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year) and (iii) payment of COBRA premiums for 12 months if Mr. Huntley elects to continue medical coverage under the Company's group health plan in accordance with COBRA. If Mr. Huntley's employment is terminated by the Company "without cause" or by Mr. Huntley for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the benefits described in the preceding sentence, except that he would receive two times the sum of his base salary and severance bonus amount.

        In the event Mr. Huntley is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided under the Company's disability plans). In the event the employment agreement expires at the end of its term, Mr. Huntley would be entitled to receive accelerated vesting of his sign-on stock options granted in December 2010, accelerated vesting of 50% of his other unvested equity awards granted prior to January 1, 2013 and vesting of his unvested equity awards granted on or after January 1, 2013 in accordance with the original vesting schedule of such awards without regard to his termination of employment; provided, however, that his annual performance-conditioned RSUs would only vest (if at all) after the Committee determines that the applicable target had been achieved.

        Mr. Huntley's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy.

Employment Agreement with Mr. J. Kennedy

        In December 2012, the Company entered into an employment agreement with Mr. J. Kennedy effective January 1, 2013. The term of Mr. J. Kennedy's employment agreement is scheduled to expire on December 31, 2015, subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Effective January 1, 2014, Mr. J. Kennedy assumed the role of Executive Vice President and Group Chief Executive of Lottery and, in connection therewith, his annual base salary was increased to $675,000 (from $560,000 in 2013). In addition, his annual target bonus was increased to 75% (from 66.7% in 2013) of his base salary, with a maximum bonus opportunity equal to 150% (from 133% in 2013) of his base salary. In addition, Mr. J. Kennedy is eligible to receive an annual grant of stock options or other equity awards in the discretion of the Committee under applicable plans and programs for senior executives.

        If Mr. J. Kennedy's employment is terminated by the Company "without cause" or by Mr. J. Kennedy for "good reason" (as such terms are defined in the agreement), Mr. J. Kennedy would be entitled to receive (i) a pro rata bonus for the year of termination, (ii) an amount equal to the sum of his base salary and "severance bonus amount" (i.e., an amount equal to the highest annual incentive compensation paid to Mr. J. Kennedy in respect of the two most recent fiscal years but not more than his target bonus for the then-current fiscal year), (iii) payment of COBRA premiums for 12 months if Mr. J. Kennedy elects to continue medical coverage under the Company's group health plan in accordance with COBRA and (iv) full vesting of his equity awards; provided, however, that his special performance conditions RSUs would be forfeited and his annual performance-conditioned RSUs would only vest after the Committee determined that the applicable target had been achieved. If Mr. J. Kennedy's employment is terminated by the Company "without cause" or by him for "good reason" upon, or within one (1) year after, a "change in control" (as such term is defined in the agreement), then he would be entitled to receive the benefits described in the preceding sentence, except that he would receive two times the sum of his base salary and severance bonus amount.

        In the event Mr. J. Kennedy is terminated due to his "total disability" (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided under the Company's disability plans). In the event the employment agreement expires at the end of its term, Mr. J. Kennedy would receive accelerated vesting of 50% of his unvested equity awards granted prior to January 1, 2013 and vesting of his unvested equity awards granted on or after January 1, 2013 in accordance with the original vesting schedule of such awards without regard to his termination of employment; provided, however, that his special performance-conditioned RSUs would be forfeited and annual performance-conditioned RSUs would only vest (if at all) after the Committee determines that the applicable target had been achieved.

        Mr. J. Kennedy's employment agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information and restricting his ability to engage in certain activities in competition with the Company during the term of his employment and for a period of 18 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under the Company's "clawback" policy. The revised terms of Mr. J. Kennedy's employment agreement, including the higher salary, were the result of arm's length negotiations and were approved by the Committee.

Factors Affecting Compensation

Tax Deductibility of Executive Compensation

        In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, which limits a public company's tax deduction for certain compensation in excess of $1.0 million paid to the chief executive officer and certain of the other highest paid executive officers. The Committee has taken steps so that annual bonuses under the MICP as well as stock options and RSUs granted to senior executive officers may be eligible to qualify as "performance-based" compensation, which is excluded from the $1.0 million deductibility cap imposed under Section 162(m). Some forms of compensation, however, such as salary, guaranteed minimum bonuses and RSUs awarded without performance-based vesting conditions do not qualify for tax deductibility in amounts in excess of $1.0 million per year. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee has authorized and may in the future authorize compensation that does not qualify for tax deductibility in circumstances in which the Committee believes it is necessary or appropriate to give priority to other objectives of the Company.

Accounting Considerations

        The Committee considers accounting implications with respect to the executive compensation program, including the estimated cost for financial reporting purposes of equity compensation and the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Peter A. Cohen, Chairman Paul M. Meister Barry F. Schwartz

Summary Compensation Table

        The table below shows the compensation of our President and Chief Executive Officer, our former Chairman and Chief Executive Officer, our former Chief Financial Officer and the other three most highly compensated executive officers who were serving as executive officers on December 31, 2013. These six individuals are the named executive officers for 2013.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
David L. Kennedy(5)	2013	183,908	2,656,500	—	—	—	2,840,408
President and	2012	168,582	—	—	—	—	168,582
Chief Executive Officer	2011	1,000,000	537,568	523,161	1,010,967	—	3,071,696
A. Lorne Weil(6)	2013	1,386,037	1,573,731	—	805,370	6,265,558	10,030,696
Former Chairman and	2012	1,540,500	946,500	—	1,297,497	109,007	3,893,504
Chief Executive Officer	2011	1,500,000	8,977,686	4,311,300	1,516,451	3,649,327	19,954,764
Jeffrey S. Lipkin(7)	2013	550,000	737,192	—	213,886	5,738	1,506,816
Former Senior Vice President and	2012	541,365	1,357,786	—	304,258	5,625	2,209,034
Chief Financial Officer	2011	480,019	346,246	155,514	324,563	5,513	1,311,855
Andrew E. Tomback(8)	2013	54,789	1,771,000	2,018,450	—	—	3,844,239
Senior Vice President and
General Counsel
William J. Huntley(5)	2013	650,000	1,212,717	—	314,968	5,738	2,183,423
Executive Vice President	2012	575,000	382,525	—	342,603	5,625	1,305,753
and CEO, SG Systems	2011	575,000	184,853	953,502	427,837	995	2,142,187
James C. Kennedy(9)	2013	560,000	760,842	—	290,611	5,738	1,617,191
President of Printed Products	2012	485,000	1,142,956	—	272,466	5,625	1,906,047
and Chief Marketing Officer

(1)
The amounts in the "stock awards" column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

(2)
The amounts in the "option awards" column reflect the aggregate grant date fair value of the stock options awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

(3)
The amounts in the "non-equity incentive plan compensation" column reflect the annual performance bonuses awarded under the MICP. 50% of the 2013 bonus amounts for Messrs. Lipkin, Huntley and J. Kennedy was awarded in the form of RSUs (in lieu of cash), which RSUs are scheduled to vest over two years at the rate of 25% every six months. The amounts shown in the table for 2013 constitute 100% of the value of the 2013 bonuses. The number of RSUs awarded in respect of 50% of the 2013 bonuses for Messrs. Lipkin, Huntley and J. Kennedy was determined by dividing 50% of the total bonus amount by the fair market value per share of common stock on March 14, 2014, which resulted in a grant of 6,577 RSUs to Mr. Lipkin, 9,685 RSUs to Mr. Huntley and 8,936 RSUs to Mr. J. Kennedy.

(4)
The amounts indicated in the "all other compensation" column for 2013 include the following:

(a)
Company contributions to a 401(k) plan of $5,738 for Messrs. Weil, Lipkin, Huntley and J. Kennedy.

(b)
Pursuant to his employment agreement, Mr. Weil reimbursed the Company an amount covering the variable costs (e.g., hourly usage charges, fuel, taxes and landing fees) of Mr. Weil's personal use of the Company's fractional ownership aircrafts during 2013. The amount in the "all other compensation" column for Mr. Weil for 2013 includes $81,217 attributable to unreimbursed management fee surcharges based on aggregate usage of the aircrafts by the Company and Mr. Weil that might be deemed to be incremental cost to the Company.

(c)
A severance amount to Mr. Weil in the amount of $6,178,603 in accordance with the terms of his separation agreement.

(5)
Messrs. D. Kennedy and Huntley were not named executive officers for 2012, but were named executive officers for 2011. As such, information for all three years is disclosed in accordance with SEC rules. Mr. Huntley's current position is Executive Vice President and Group Chief Executive of Gaming.

(6)
Mr. Weil ceased serving as Chief Executive Officer in November 2013.

(7)
Mr. Lipkin ceased serving as Senior Vice President and Chief Financial Officer in April 2014.

(8)
Mr. Tomback joined the Company in December 2013. The compensation for Mr. Tomback reflects salary for a partial year of employment as well as sign-on stock options and RSUs under the terms of his employment agreement.

(9)
Mr. J. Kennedy was not a named executive officer for 2011. Mr. J. Kennedy's current position is Executive Vice President and Group Chief Executive of Lottery.

Grants of Plan-Based Awards for Fiscal Year 2013

        The table below provides information regarding the performance bonuses, stock options and RSUs granted to the named executive officers during 2013.

					Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(6)
								Exercise or Base Price of Option Awards ($/Sh)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)
David L. Kennedy	12/05/2013	—	—	—	—	150,000	—	—	2,656,500
A. Lorne Weil	—	550,498	1,572,851	3,145,702	—	—	—	—	—
	03/25/2013	—	—	—	177,222	—	—	—	1,573,731
Jeffrey S. Lipkin	—	128,975	368,500	731,500	—	—	—	—	—
	03/25/2013	—	—	—	29,436	—	—	—	261,392
	12/20/2013	—	—	—	—	30,000	—	—	475,800
Andrew E. Tomback	12/05/2013	—	—	—	—	100,000			1,771,000
	12/05/2013	—	—	—	—		200,000	17.71	2,018,450
William J. Huntley	—	151,743	433,550	864,500	—	—	—	—	—
	01/01/2013	—	—	—	—	50,000	—	—	428,000
	03/25/2013	—	—	—	34,788	—	—	—	308,917
	12/20/2013	—	—	—	—	30,000	—	—	475,800
James C. Kennedy	—	130,732	373,520	744,800	—	—	—	—	—
	01/01/2013	—	—	—	—	30,000	—	—	256,800
	03/25/2013	—	—	—	29,971	—	—	—	266,142
	12/20/2013	—	—	—	—	15,000	—	—	237,900

(1)
The amounts shown under the "estimated future payouts under non-equity incentive plan awards" column represent the performance cash bonus opportunity approved for 2013 for each of the named executive officers under the MICP. The actual amounts awarded under the program for 2013 are shown in the Summary Compensation Table above under the "non-equity incentive plan compensation" column. As discussed in footnote 3 to the Summary Compensation Table above, 50% of the bonus for Messrs. Lipkin, Huntley and J. Kennedy was awarded in the form of RSUs.

(2)
The amounts shown under the "estimated future payouts under equity incentive plan awards" column include the annual award of performance-conditioned RSUs granted under the MICP based upon each named executive officer's equity award opportunity for 2013 subject to a 30% discretionary reduction approved by the Committee. These awards vest over a period of four years subject to the satisfaction of minimum performance criteria for 2013 and are subject to accelerated vesting in certain circumstances under the officers' employment agreements. In the event of below-target performance, none of the RSUs would have vested, and the awards do not provide an opportunity to earn additional shares in the event of above-target performance. Mr. Weil's award of RSUs vested in connection with his departure from the Company in November 2013.

(3)
The amounts shown under the "all other stock awards" column reflect sign-on RSU awards for Messrs. D. Kennedy and Tomback and special RSU awards to Messrs. Lipkin, Huntley and J. Kennedy. For additional information regarding these awards, see "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Sign-On and Special Equity Awards Granted in 2013." The amounts shown do not reflect the June 2013 award of 6,900 RSUs to Mr. D. Kennedy in his capacity as a non-employee director (which is reflected in the 2013 non-employee director compensation table above under "Director Compensation").

(4)
The amount shown under the "all other option awards" column for Mr. Tomback reflects sign-on stock options that were granted to him upon his joining the Company.

(5)
The exercise price shown under the "exercise or base price of option awards" column represents the market value of our common stock on the grant date (which was calculated based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date).

(6)
The amounts indicated as the "grant date fair value" of the awards were computed in accordance with FASB ASC Topic 718. In the case of RSUs, the fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. In the case of stock options, the fair value of the stock options is estimated on the grant date using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2013.

		Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David L. Kennedy	01/04/2010	—		—		—		—	—	2,988	(2)	50,587	—		—
	03/22/2011	56,735	(3)	56,735	(3)	—		8.90	03/21/2021	29,468	(4)	498,893	—		—
	08/16/2011	—		—		—		—	—	311	(5)	5,265	—		—
	06/05/2012	—		—		—		—	—	7,112	(6)	120,406	—		—
	06/04/2013	—		—		—		—	—	6,900	(7)	116,817	—		—
	12/05/2013	—		—		—		—	—	150,000	(7)	2,539,500	—		—
A. Lorne Weil	02/22/2010	—		—		—		—	—	25,336	(8)	428,938	—		—
	03/23/2010	—		—		—		—	—	15,067	(9)	255,084	—		—
	12/02/2010	750,000	(10)	250,000	(10)	—		9.00	12/01/2020	250,000	(10)	4,232,500	—		—
	12/02/2010	100,000	(10)	—		900,000	(10)	8.06	12/01/2020	—		—	900,000	(10)	15,237,000
	02/22/2012	—		—		—		—	—	56,250	(11)	952,313	—		—
	03/25/2013	—		—		—		—	—	—		—	177,222	(12)	3,000,368
Jeffrey S. Lipkin	04/01/2009	—		—		—		—	—	8,000	(13)	135,440	—		—
	02/22/2010	—		—		—		—	—	3,415	(8)	57,816	—		—
	02/22/2010	—		—		—		—	—	5,000	(14)	84,650	—		—
	03/22/2011	16,865	(3)	16,865	(3)	—		8.90	03/21/2021	8,760	(4)	148,307	—		—
	08/16/2011	—		—		—		—	—	2,480	(15)	41,986	—		—
	08/16/2011	—		—		—		—	—	2,553	(16)	43,222	—		—
	02/22/2012	—		—		—		—	—	21,745	(11)	368,143	—		—
	02/22/2012	—		—		—		—	—	—		—	78,597	(17)	1,330,647
	03/25/2013	—		—		—		—	—	—		—	29,436	(12)	498,351
	12/20/2013	—		—		—		—	—	30,000	(7)	507,900	—		—
Andrew E. Tomback	12/05/2013	—		200,000	(18)	—		17.71	12/04/2023	100,000	(7)	1,693,000	—		—
William J. Huntley	01/01/2011	100,000	(3)	100,000	(3)	—		9.98	12/31/2020	—		—	—		—
	03/22/2011	19,994	(3)	19,995	(3)	—		8.90	03/21/2021	10,385	(4)	175,818	—		—
	02/22/2012	—		—		—		—	—	22,734	(11)	384,887	—		—
	01/01/2013	—		—		—		—	—	50,000	(19)	846,500	—		—
	03/25/2013	—		—		—		—	—	—		—	34,788	(12)	588,961
	12/20/2013	—		—		—		—	—	30,000	(7)	507,900	—		—
James C. Kennedy	02/23/2009	—		—		—		—	—	1,720	(20)	29,120	—		—
	05/06/2009	—		—		—		—	—	4,000	(21)	67,720	—		—
	02/22/2010	—		—		—		—	—	2,237	(8)	37,872	—		—
	03/22/2011	16,865	(3)	16,865	(3)	—		8.90	03/21/2021	8,760	(4)	148,307	—		—
	08/16/2011	—		—		—		—	—	1,624	(15)	27,494	—		—
	08/16/2011	—		—		—		—	—	1,559	(22)	26,394	—		—
	02/22/2012	—		—		—		—	—	19,176	(11)	324,650	—		—
	02/22/2012	—		—		—		—	—	—		—	65,000	(17)	1,100,450
	01/01/2013	—		—		—		—	—	30,000	(19)	507,900	—		—
	03/25/2013	—		—		—		—	—	—		—	29,971	(12)	507,409
	12/20/2013	—		—		—		—	—	15,000	(7)	253,950	—		—

(1)
The value shown was calculated by multiplying the number of RSUs by the closing price of our common stock on December 31, 2013 ($16.93).

(2)
These RSUs were awarded with a five-year vesting schedule. The first three installments vested on the first three anniversaries of the date of grant, the fourth installment vested on the fourth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest on the fifth anniversary of the date of grant.

(3)
These stock options were awarded with a four-year vesting schedule. The first and second installments vested and became exercisable on the first two anniversaries of the date of grant, the third installment vested and became exercisable on the third anniversary of the date of the grant (but is shown as unexercisable in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest and become exercisable on the fourth anniversary of the date of grant.

(4)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2011. The first installment vested in March 2012 based on attainment of the 2011 performance goal, the second installment vested on the second anniversary date of the grant, the third installment vested on the third anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest on the fourth anniversary of the date of grant.

(5)
These RSUs were awarded in connection with our 2011 stockholder-approved option exchange program. Two-fifths of the RSU award vested on the first anniversary of the date of grant, one-fifth of the RSU award vested on each of October 26, 2012 and October 26, 2013 and the balance of the RSU award is scheduled vest on October 26, 2014.

(6)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(7)
These RSUs are scheduled to vest in equal installments on each of the first four anniversaries of the date of grant.

(8)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2010. The first installment vested in February 2011 based on attainment of the 2010 performance goal, the second and third installments vested on the second and third anniversaries of the date of grant, and the fourth installment vested on the fourth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013). In the case of Mr. Weil, the fourth installment vested in January 2014 in accordance with the terms of his separation agreement.

(9)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2010. The first installment vested in March 2011 based on attainment of the 2010 performance goal, the second and third installments vested on the second and third anniversaries of the date of grant and the fourth installment vested in January 2014 in accordance with the terms of Mr. Weil's separation agreement.

(10)
On December 2, 2010, Mr. Weil received sign-on equity awards under the terms of his amended employment agreement comprised of (a) 1,000,000 time-vesting RSUs with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (b) 1,000,000 time-vesting stock options with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (c) 1,000,000 performance-conditioned RSUs with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance targets, and (d) 1,000,000 performance-conditioned stock options with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance criteria and certain "carryover" vesting provisions. The first three installments of the time-vesting awards vested on the first three anniversaries of the date of grant, and the balance vested in January 2014 in accordance with Mr. Weil's separation agreement. With respect to the performance-conditioned awards, the performance targets for 2012 and 2013 were not achieved; however, the performance target for 2011 was achieved during 2012, resulting in 50% of the first installment of the awards (or 100,000 stock options and 100,000 RSUs) vesting on March 15, 2013 in accordance with the applicable "carryover" vesting provisions. Mr. Weil forfeited all of the unvested performance-conditioned awards (900,000 stock options and 900,000 RSUs) in accordance with the terms of his separation agreement. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Special Performance-Conditioned Equity Awards" for additional information.

(11)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2012. The first installment vested in March 2013 based on attainment of the 2012 performance goal, the second installment vested on the second anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest in two equal installments on the third and fourth anniversaries of the date of grant. In the case of Mr. Weil, the unvested RSUs as of December 31, 2013 vested in January 2014 in accordance with the terms of his separation agreement.

(12)
These RSUs were awarded with a four-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2013. The first installment vested in March 2014 based on attainment of the 2013 performance goal (but is shown as unvested in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest in three equal installments on the second, third, and fourth anniversaries of the date of grant. In the case of Mr. Weil, the unvested RSUs as of December 31, 2013 vested in January 2014 in accordance with the terms of his separation agreement.

(13)
These RSUs were awarded with a five-year vesting schedule. The first four installments vested on the first four anniversaries of the date of grant and the fifth installment vested on the fifth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013).

(14)
These RSUs were awarded with a four-year vesting schedule. The first three installments vested on the first three anniversaries of the date of grant and the fourth installment vested on the fourth anniversary date of the grant (but is shown as unvested in the table above, which provides information as of December 31, 2013).

(15)
These RSUs were awarded in connection with our 2011 stockholder-approved option exchange program. One-half of the RSU award vested on the first anniversary of the date of grant, one-quarter of the RSU award vested on February 22, 2013 and the balance of the RSU award vested on February 22, 2014 (but is shown as unvested in the table above, which provides information as of December 31, 2013).

(16)
These RSUs were awarded in connection with our 2011 stockholder-approved option exchange program. Three-fifths of the RSU award vested on the first anniversary of the date of grant, one-fifth of the RSU award vested on April 1, 2013 and the balance of the RSU award vested on April 1, 2014 (but is shown as unvested in the table above, which provides information as of December 31, 2013).

(17)
These special performance-conditioned RSUs were awarded with a four-year vesting schedule, with one-fourth scheduled to vest in four equal annual installments beginning on March 15, 2013 subject to the satisfaction of multi-year performance criteria and certain "carryover" vesting provisions. No RSUs have vested as the performance targets for 2012 and 2013 were not achieved. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Special Performance-Conditioned Equity Awards" for additional information.

(18)
These stock options are scheduled to vest and become exercisable in equal installments on each of the first four anniversaries of the date of grant.

(19)
These RSUs were awarded with a four-year vesting schedule. The first installment vested on the first anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013) and the balance is scheduled to vest in three equal installments on the second, third and fourth anniversaries of the date of grant.

(20)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2009. The first installment vested in February 2010 based on attainment of the 2009 performance goal, the second, third and fourth installments vested on the second, third and fourth anniversaries of the date of grant, and the fifth installment vested on the fifth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2013).

(21)
These RSUs were awarded with a five-year vesting schedule. The first four installments vested on the first four anniversaries of the date of grant and the fifth installment is scheduled to vest on the fifth anniversary of the date of grant.

(22)
These RSUs were awarded in connection with our 2011 stockholder-approved option exchange program. Three-fifths of the RSU award vested on the first anniversary of the date of grant, one-fifth of the RSU award vested on February 25, 2013 and the balance of the RSU award vested on February 24, 2014 (but is shown as unvested in the table above, which provides information as of December 31, 2013).

Option Exercises and Stock Vested for Fiscal Year 2013

        The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David L. Kennedy	—	—	18,908	175,645
A. Lorne Weil(1)	—	—	59,153	528,957
Jeffrey S. Lipkin	—	—	33,075	293,574
Andrew E. Tomback	—	—	—	—
William J. Huntley	—	—	12,770	112,571
James C. Kennedy	—	—	23,739	212,541

(1)
The table above does not reflect (a) the cancellation in January 2014 of 1,100,000 exercisable options then held by Mr. Weil in exchange for the then "spread value" of such options ($8,118,500) pursuant to an option cancellation agreement between the Company and Mr. Weil and (b) the vesting of 773,875 RSUs in accordance with the terms of Mr. Weil's separation agreement (valued at $12,768,938 based on the average of the high and low sales prices of our common stock on the trading day immediately prior to the effective date of the separation agreement). See "Employment Agreements; Severance and Change in Control Arrangements—Separation Agreement with Mr. Weil" above for additional information.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Equity Award Agreements

        We have employment agreements with our named executive officers. The information below describes and quantifies certain compensation that would become payable under these agreements if the named executive officer's employment had terminated on December 31, 2013 under the various termination events contemplated in the agreements. Under the terms of our standard equity award agreement, unvested stock options and RSUs held by an employee (including a named executive officer) would generally vest upon the termination of such employee by reason of death or "disability" (as such term is defined in such agreement). The amounts described below are estimates and the actual amounts to be paid can only be determined at the time of the executive's separation. The amounts described below would be in addition to amounts the individual would receive under accrued plans, such as the non-qualified deferred compensation plan, the 401(k) plan, and previously vested equity or bonus awards, as to which neither the named executive officer's employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last business day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on that day, which was $16.93 (and, in the case of stock options, subtracting the exercise price for the shares from that value).

        In connection with Mr. Weil's departure from the Company in November 2013, the Company and Mr. Weil entered into a separation agreement. For information regarding the separation benefits payable to Mr. Weil, see "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Separation Agreement with Mr. Weil" above.

David L. Kennedy

        Potential payments to Mr. D. Kennedy would be governed by his employment agreement effective as of November 18, 2013, which has a term ending December 31, 2015 (or earlier, on December 31, 2014, at the Company's option), subject to automatic renewals for one additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given. Mr. D. Kennedy's base salary for 2013 was $1,500,000.

        For additional information regarding Mr. D. Kennedy's employment agreement, see "Compensation Discussion and Analysis—Executive Summary—CEO Succession" and "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Employment Agreement with Mr. D. Kennedy."

        The following describes the estimated amounts Mr. D. Kennedy would have received if the termination event specified occurred at December 31, 2013:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$3,000,000	(b)	$4,500,000	(e)(f)	$0		$1,500,000	(h)
Severance Bonus Amount	$0	$0	$2,021,934	(c)	$3,032,901	(f)(g)	$0		$0
Bonus for Year of Termination	$0	$0	$0		$0		$0		$0

Total Cash Payments	$0	$0	$5,021,934		$7,532,901		$0		$1,500,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$0		$0		$0		$0

Total Benefits & Perquisites	$0	$0	$0		$0		$0		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$455,582	(d)	$455,582	(d)	$455,582	(d)	$455,582	(d)
Value of Accelerated RSUs	$0	$0	$3,331,468	(d)	$3,331,468	(d)	$3,331,468	(d)	$3,331,468	(d)

Total Value of Accelerated Equity Awards	$0	$0	$3,787,050		$3,787,050		$3,787,050		$3,787,050
Total Value of Benefits	$0	$0	$8,808,984		$11,319,951		$3,787,050		$5,287,050

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects two times base salary. Paid over 24 months.

(c)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2011 bonus. Paid over 24 months.

(d)
Reflects full vesting of options and RSUs.

(e)
Amount reflects three times base salary.

(f)
Paid over 36 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(g)
Amount reflects three times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is three times actual 2011 bonus.

(h)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Jeffrey S. Lipkin

        Potential payments to Mr. Lipkin would be governed by his amended and restated employment agreement dated as of April 26, 2012, which has a term ending December 31, 2015 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof unless timely notice of non-renewal is given). Mr. Lipkin's base salary was $550,000 for 2013.

        For additional information regarding Mr. Lipkin's employment agreement, see "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Employment Agreement with Mr. Lipkin."

        The following describes the estimated amounts Mr. Lipkin would have received if the termination event specified occurred at December 31, 2013:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$550,000	(b)	$1,100,000	(g)(h)	$0		$550,000	(j)
Severance Bonus Amount	$0	$0	$324,563	(c)	$649,126	(h)(i)	$0		$0
Bonus for Year of Termination	$0	$0	$213,886	(d)	$213,886	(d)	$0		$0

Total Cash Payments	$0	$0	$1,088,449		$1,963,012		$0		$550,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$16,438	(e)	$16,438	(e)	$825,000		$16,438	(e)

Total Benefits & Perquisites	$0	$0	$16,438		$16,438		$825,000		$16,438
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$135,426	(f)	$135,426	(f)	$135,426	(f)	$135,426	(f)
Value of Accelerated RSUs	$0	$0	$1,885,816	(f)	$1,885,816	(f)	$1,885,816	(f)	$1,885,816	(f)

Total Value of Accelerated Equity Awards	$0	$0	$2,021,242		$2,021,242		$2,021,242		$2,021,242
Total Value of Benefits	$0	$0	$3,126,129		$4,000,692		$2,846,242		$2,587,680

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months. For 2014, Mr. Lipkin's base salary was increased to $625,000.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is actual 2011 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2013 bonus). Paid in a lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times salary up to $1,000,000).

(f)
Reflects full vesting of options and RSUs other than special performance-conditioned RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2011 bonus.

(j)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

Andrew E. Tomback

        Potential payments to Mr. Tomback would be governed by his employment agreement effective as of December 1, 2013, which has a term ending December 31, 2016 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof unless timely notice of non-renewal is given). Mr. Tomback's base salary is $650,000 under the terms of his agreement.

        For additional information regarding Mr. Tomback's employment agreement, see "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Employment Agreement with Mr. Tomback."

        The following describes the estimated amounts Mr. Tomback would have received if the termination event specified occurred at December 31, 2013:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$650,000	(b)	$1,300,000	(e)(f)	$0		$650,000	(i)
Severance Bonus Amount	$0	$0	$433,550	(c)	$867,100	(f)(g)	$0		$0
Bonus for Year of Termination	$0	$0	$0		$0		$0		$0

Total Cash Payments	$0	$0	$1,083,550		$2,167,100		$0		$650,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$0		$0		$0		$0

Total Benefits & Perquisites	$0	$0	$0		$0		$0		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(d)	$0	(d)	$0	(h)	$0	(h)
Value of Accelerated RSUs	$0	$0	$846,500	(d)	$846,500	(d)	$1,693,000	(h)	$1,693,000	(h)

Total Value of Long-Term Incentive Compensation	$0	$0	$846,500		$846,500		$1,693,000		$1,693,000
Total Value of Benefits	$0	$0	$1,930,050		$3,113,600		$1,693,000		$2,343,000

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination (or, in the case of termination during 2013 or 2014, his target bonus)). Amount shown is target bonus. Paid over 12 months.

(d)
Reflects vesting of 50% of sign-on options and RSUs.

(e)
Amount shown is two times base salary.

(f)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(g)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination (or, in the case of termination during 2013 or 2014, his target bonus)). Amount shown is two times target bonus.

(h)
Reflects full vesting of options and RSUs.

(i)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

William J. Huntley

        Potential payments to Mr. Huntley would be governed by his employment agreement effective as of January 1, 2013, which has a term ending December 31, 2015 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof unless timely notice of non-renewal is given). Mr. Huntley's base salary was $650,000 for 2013.

        For additional information regarding Mr. Huntley's employment agreement, see "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Employment Agreement with Mr. Huntley."

        The following describes the estimated amounts Mr. Huntley would have received if the termination event specified occurred at December 31, 2013:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$650,000	(b)	$1,300,000	(f)(g)	$0		$650,000	(j)
Severance Bonus Amount	$0	$0	$427,837	(c)	$855,674	(g)(h)	$0		$0
Bonus for Year of Termination	$0	$0	$314,968	(d)	$314,968	(d)	$0		$0

Total Cash Payments	$0	$0	$1,392,805		$2,470,642		$0		$650,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$11,522	(e)	$11,522	(e)	$975,000		$0

Total Benefits & Perquisites	$0	$0	$11,522		$11,522		$975,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0		$0		$855,360	(i)	$855,360	(i)
Value of Accelerated RSUs	$0	$0	$0		$0		$2,504,066	(i)	$2,504,066	(i)

Total Value of Accelerated Equity Awards	$0	$0	$0		$0		$3,359,426		$3,359,426
Total Value of Benefits	$0	$0	$1,404,327		$2,482,164		$4,334,426		$4,009,625

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months. For 2014, Mr. Huntley's base salary was increased to $700,000.

(c)
Amounts reflects "severance bonus amount" (i.e. higher of last two bonuses but not higher than the target bonus for year of termination). Amount shown is actual 2011 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2013 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times salary up to $1,000,000).

(f)
Amount reflects two times base salary.

(g)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(h)
Amounts reflects two times "severance bonus amount" (i.e., higher of the last two bonuses but not higher than the target bonus for year of termination). Amount shown is two times actual 2011 bonus.

(i)
Reflects full vesting of options and RSUs.

(j)
Paid over 12 months. Amount to be reduced by any disability payments to executive under any Company disability plan.

James C. Kennedy

        Potential payments to Mr. J. Kennedy would be governed by his employment agreement effective as of January 1, 2013, which has a term ending December 31, 2015 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof unless timely notice of non-renewal is given). Mr. J. Kennedy's base salary was $560,000 for 2013.

        For additional information regarding Mr. J. Kennedy's employment agreement, see "Compensation Discussion and Analysis—Employment Agreements; Severance and Change in Control Arrangements—Employment Agreement with Mr. J. Kennedy."

        The following describes the estimated amounts Mr. J. Kennedy would have received if the termination event specified occurred at December 31, 2013:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$560,000	(b)	$1,120,000	(g)(h)	$0		$560,000	(j)
Severance Bonus Amount	$0	$0	$308,341	(c)	$616,682	(h)(i)	$0		$0
Bonus for Year of Termination	$0	$0	$290,611	(d)	$290,611	(d)	$0		$0

Total Cash Payments	$0	$0	$1,158,952		$2,027,293		$0		$560,000
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$17,478	(e)	$17,478	(e)	$840,000		$0

Total Benefits & Perquisites	$0	$0	$17,478		$17,478		$840,000		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$135,426	(f)	$135,426	(f)	$135,426	(f)	$135,426	(f)
Value of Accelerated RSUs	$0	$0	$1,930,816	(f)	$1,930,816	(f)	$1,930,816	(f)	$1,930,816	(f)

Total Value of Accelerated Equity Awards	$0	$0	$2,066,242		$2,066,242		$2,066,242		$2,066,242
Total Value of Benefits	$0	$0	$3,242,671		$4,111,012		$2,906,242		$2,626,242

(a)
Termination without "cause" or for "good reason" upon or within one year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months. For 2014, Mr. J. Kennedy's base salary was increased to $675,000.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is actual 2011 bonus. Paid over 12 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown is actual 2013 bonus). Paid in lump sum.

(e)
Upon termination other than due to death, amount reflects payment of COBRA premiums for 12 months. Upon termination due to death, amount reflects Company-provided life insurance benefits available to all benefit-eligible employees (equal to 1.5 times salary up to $1,000,000).

(f)
Reflects full vesting of options and RSUs other than special performance-conditioned RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 24 months (or in a lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times actual 2011 bonus.

(j)
Paid over 12 months. Amount to be reduced by any disability payments to executive under any Company disability plan.

Change in Control

        As discussed above, the employment agreements that we have with the named executive officers provide for enhanced severance payments if employment is terminated by the Company "without cause" or by the executive for "good reason" in connection with a change in control. In general, under such agreements, a change in control would be deemed to occur if: (i) a person (excluding the Company, a subsidiary or affiliate or any current holder of 20% or more of our common stock) becomes the beneficial owner of 40% or more of the Company's voting securities; (ii) the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization, or the consummation of such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the voting securities outstanding immediately after the transaction being owned by persons who owned at least 80% of the voting power of the securities of the Company outstanding immediately before such transaction; (iii) the stockholders of the Company approve a plan of liquidation or sale of all or substantially all of the Company's assets or the Company sells all or substantially all the stock of the Company to a person other than an affiliate; or (iv) during any period of two consecutive years, the individuals who constitute the Board, together with any new director whose election was approved by at least two-thirds of the directors in office who were directors at the beginning of the period, cease to constitute at least a majority of the Board.

        In addition, pursuant to the terms of the 2003 Plan and predecessor plans, unvested stock options and other equity awards held by the participants in such plans would generally accelerate upon the occurrence of a "change in control" in which a person becomes the beneficial owner of 40% of more of the Company's voting securities or the consummation of a transaction requiring stockholder approval for the acquisition of the Company by merger or otherwise or for the purchase of substantially all of the Company's assets (provided that a "change in control" under the 2003 Plan will not occur as to equity awards granted under such plan after June 7, 2011 in the event that MacAndrews & Forbes Holdings Inc. (or certain related persons) becomes the beneficial owner of 40% or more of the Company's voting securities). If a "change in control" (not triggered by MacAndrews & Forbes Holdings Inc. (or certain related persons) becoming the beneficial owner of 40% or more of the Company's voting securities) had occurred on the last business day of the year, the named executive officers would have received an acceleration of unvested awards held under such plans in the following aggregate amounts:

Executive	Stock Options	RSUs
Mr. D. Kennedy	$455,582	$3,331,468
Mr. Lipkin	$135,426	$1,885,816
Mr. Tomback	$0	$1,693,000
Mr. Huntley	$855,360	$2,504,066
Mr. J. Kennedy	$135,426	$1,930,816

        The amounts are calculated based on the closing price of our common stock on the last trading day of 2013, which was $16.93. The amounts for Messrs. Lipkin and J. Kennedy do not include their special performance-conditioned equity awards, which would not vest in such an event.

        On April 19, 2013, the Company entered into amendments to the terms of stock options and RSUs granted prior to June 7, 2011 under the 2003 Plan to certain senior executives of the Company (including the named executive officers) and members of the Board. The amendments are designed to preserve, to the extent practicable, certain of the retention benefits to the Company of such awards in the event that MacAndrews & Forbes Holdings Inc. (or certain related persons) becomes the beneficial owner of 40% of the Company's outstanding voting securities, whether due to additional stock repurchases by the Company or otherwise, thereby triggering accelerated vesting of such awards under the terms of the 2003 Plan. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Certain Amendments to Equity Awards" for additional information regarding these amendments.

        In addition, if a "change in control" were to occur, participants in the Company's non-qualified deferred compensation plan would receive their account balances as soon as practicable following such event.

Certain Relationships and Related Person Transactions

        In February 2013, the Company entered into agreements with Avantair, Inc., a publicly traded private aircraft operator, pursuant to which we purchased a 12.5% fractional aircraft interest for $200,000 plus a monthly maintenance fee of approximately $12,000 and a monthly hours-based fee of approximately $11,400. A. Lorne Weil is a director and, by virtue of his beneficial ownership of certain equity interests, including warrants, a significant beneficial owner of Avantair.

        Between December 2009 and November 2013, the Company employed A. Lorne Weil's brother, Richard Weil. Mr. R. Weil's employment with the Company was terminated in November 2013. From December 2009 to December 2010, Mr. R. Weil served as Vice President, International Business Development and Sales. From December 2010 until his termination of employment in November 2013, Mr. R. Weil served as Chief Executive Officer of Sciplay, the Company's former joint venture with Playtech Limited, and a wholly owned subsidiary of the Company since January 2012. During 2013, Mr. R. Weil's base salary was $425,000 and his target bonus opportunity was 66.7% of his base salary. In early 2013, as part of the MICP, he was awarded a cash bonus for 2012 of $225,286 and 22,746 RSUs subject to four-year vesting. Upon Mr. R. Weil's termination, in exchange for agreeing to certain restrictive covenants in favor of the Company, we agreed to provide him the following severance benefits totaling approximately $641,000: (1) one year of salary ($425,000 payable over 12 months); (2) a pro-rated bonus for 2013; (3) accelerated vesting of 4,000 stock options and 2,000 RSUs that would had vested had he remained employed until December 1, 2013; and (4) payment of 12 months of COBRA premiums under our group health plan.

        Between December 2008 and November 2013, the Company employed A. Lorne Weil's son, Luke Weil, most recently as Vice President, International Business Development. Mr. L. Weil's employment with the Company was terminated in November 2013. During 2013, Mr. L. Weil's base salary was $211,150. In early 2013, as part of the MICP, he was awarded an cash bonus for 2012 of $60,137 and 4,642 RSUs subject to four-year vesting. Upon Mr. L. Weil's termination, in exchange for agreeing to certain restrictive covenants in favor of the Company, we agreed to provide him the following severance benefits totaling approximately $92,000: (1) 12 weeks of salary; (2) a pro-rated bonus for 2013; (3) three months of outplacement assistance; and (4) payment of three months of COBRA premiums under our group health plan.

        Between February 2013 and November 2013, the Company employed A. Lorne Weil's son, Nicholas Weil, as Manager, Corporate Strategy. Mr. N. Weil's employment with the Company was terminated in November 2013. During 2013, Mr. N. Weil's base salary was $110,000. Upon Mr. N. Weil's termination, in exchange for agreeing to certain restrictive covenants in favor of the Company, we agreed to provide him the following severance benefits totaling approximately $43,000: (1) 12 weeks of salary; (2) a pro-rated bonus for 2013; (3) three months of outplacement assistance; and (4) payment of three months of COBRA premiums under our group health plan.

Policies and Procedures for Approval of Transactions with Related Persons

        The Company has written policies and procedures relating to related party transactions. The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons, or any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. The Company's policy is not to enter into a related party transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee's charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Audit Committee's approval.

PROPOSAL 2
APPROVAL, ON AN ADVISORY BASIS, OF THE
COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Company is seeking an advisory vote on executive compensation from stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company's named executive officers, as described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement.

        The Company's executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company's executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the long-term interests of our stockholders.

        Highlights of our executive compensation program include:

  •
  At-risk pay.  Executive pay is substantially at risk because it largely consists of one or more types of performance-based compensation that vary in value based on our stock price, or that can only be earned upon achievement of pre-approved financial targets.

  •
  MICP cash bonus program reviewed annually; payouts based on rigorous financial performance targets.  The Compensation Committee reviews bonus program design each year with a view to realizing desired corporate objectives. In recent years, this review has focused on structuring a payout scale that the Compensation Committee has deemed appropriate in light of our growth objectives and our interest in managing incentive compensation costs. Annual MICP bonuses to the named executive officers are dependent upon achievement of pre-approved financial performance targets, and have been recently subject to discretionary reductions (but not increases). Annual MICP bonuses for our named executive officers with Company-wide responsibilities have varied with the Company's financial performance over the past five years.

    The Compensation Committee set rigorous performance targets for 2013 MICP bonuses such that the applicable financial metrics needed to increase, on average, approximately 12% relative to 2012 MICP results in order for eligible named executive officers with Company-wide responsibilities to earn 100% of their target bonus opportunities. In addition, the Committee determined to pay a portion of the named executive officers' 2013 bonuses in RSUs vesting over two years in order to manage cash compensation costs and to further assist in retention. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Annual Incentive Compensation" above for additional information.

  •
  No discretionary cash awards.  The Compensation Committee has not awarded discretionary cash bonuses to any named executive officer for 2011, 2012 or 2013.

  •
  Management of potential dilution and share usage under equity plans.

  •
  In light of the Company's stock price performance and to manage potential dilution and share usage under the 2003 Plan, the Compensation Committee determined to reduce the value of the 2013 annual equity awards by 50% relative to the executives' equity award opportunity, following approximately 30% reductions in 2011 and 2012. To further manage potential dilution and share usage, the Compensation Committee determined to reduce the value of the 2014 annual equity awards by 10% relative to the executives' equity award opportunity.

  •
  In connection with the WMS acquisition, we assumed the legacy WMS equity compensation plan. Based on the shares available under such plan giving effect to the acquisition (and applying a customary exchange ratio based on the then stock prices of WMS and the Company), we were entitled under applicable NASDAQ rules to assume approximately

      16.5 million shares for future awards to WMS employees. However, in order to manage potential dilution in connection with future equity awards, the Compensation Committee and the Board determined to assume only approximately 5.6 million of such available shares.

  •
  Special performance-conditioned equity awards with challenging EBITDA targets.  In 2012, certain senior executives, including Messrs. Lipkin and J. Kennedy, were granted special performance-conditioned RSUs that will vest only upon achievement of challenging adjusted EBITDA targets that increase approximately 12.5% annually. The adjusted EBITDA targets for those awards were not achieved in either 2012 or 2013, and, therefore, none of these performance-conditioned RSUs have vested to date. Similarly, 50% of Mr. Weil's 2010 sign-on equity grant consisted of performance-conditioned stock options and RSUs containing similar terms. Upon his departure from the Company in November 2013, 90% of Mr. Weil's performance-conditioned sign-on award was forfeited. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Special Performance—Conditioned Equity Awards" above for additional information.

  •
  Preservation of retention benefits of previously granted equity awards.  In April 2013, we amended the terms governing legacy equity awards held by certain senior executives and non-employee directors to preserve, to the extent practicable, certain of the retention benefits to the Company of such awards in the event that our largest stockholder acquires more than 40% of our outstanding voting securities, thereby triggering accelerated vesting of such awards under the 2003 Plan. See "Compensation Discussion and Analysis—Objectives and Components of Compensation Program—Long-Term Incentive Compensation—Certain Amendments to Equity Awards" above for additional information.

  •
  Stock ownership guidelines.  In December 2013, the Committee approved stock ownership guidelines for the chief executive officer, his direct reports and non-employee directors in order to encourage a long-term perspective in managing the Company and to further align the interests of senior executives and non-employee directors with the interests of stockholders. Individuals subject to this policy are required to own the lesser of a multiple (ranging from 1x to 5x) of their annual base salary (or in the case of non-employee directors, the annual retainer for service on the Board) and a specified number of shares varying by position (or, in the case of non-employee directors, 15,000 shares). See "Compensation Discussion and Analysis—Certain Corporate Governance Policies—Stock Ownership Guidelines" above for additional information.

  •
  Clawback policy.  In December 2013, the Committee approved a "clawback" policy subjecting cash and equity incentive compensation paid to senior executives (including the named executive officers) to recovery in the event that the Company's financial statements are restated due to fraud or gross misconduct.

  •
  No-hedging policy.  In December 2013, the Committee approved a policy prohibiting employees and directors from engaging in hedging transactions.

  •
  Independent compensation consulting firm.  The Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

  •
  No guaranteed salary increases.  In connection with the transition to our new chief executive officer, we eliminated the contractual inflation-based salary increase that applied to our former chief executive officer.

  •
  No tax gross-ups.  We do not agree to pay tax gross-ups.

  •
  No above-market returns.  We do not offer preferential or above-market returns on deferred compensation.

  •
  Periodic risk assessment.  The Committee has concluded that our executive compensation programs do not encourage behaviors that would create risks reasonably likely to have a material adverse effect on the Company.

        The "Compensation Discussion and Analysis" section above provides a more detailed discussion of our executive compensation programs.

        Stockholders are being asked to vote on the following resolution:

        RESOLVED, that the stockholders of Scientific Games Corporation approve the compensation of the Company's named executive officers for 2013, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in the Company's 2014 Proxy Statement.

        This advisory vote on executive compensation is not binding on the Board or the Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE,
ON AN ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

 PROPOSAL 3
APPROVAL OF AMENDED AND RESTATED
2003 INCENTIVE COMPENSATION PLAN

Introduction

        At the annual meeting, we will ask stockholders to approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan (the "2003 Plan"), which will merge the Scientific Games Corporation Incentive Plan (2013 Restatement) into the 2003 Plan. Stockholder approval of the amended and restated 2003 Plan will be deemed to include re-approval of certain material terms of performance-based awards, which is intended to preserve the opportunity to grant awards that could qualify for the performance exception from the limits on our tax deductions for certain compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        When we acquired WMS in October 2013, we assumed the WMS Incentive Plan, renaming it the Scientific Games Corporation Incentive Plan (2013 Restatement) (the "Legacy WMS Plan"). The Legacy WMS Plan is an omnibus plan providing for discretionary grants of a wide range of equity awards and cash incentive awards, similar to the 2003 Plan in its scope and terms. WMS stockholders had approved the Legacy WMS Plan and the number of shares reserved for issuance thereunder. As contemplated by our merger agreement with WMS, most WMS equity awards outstanding at the time of our acquisition were settled by payment of cash in October 2013, but certain of the more recently granted equity awards were assumed and adjusted to become awards relating to Company common stock. Such adjustment was effected in a manner intended to preserve (without enlarging) the economic value of the award to the holder of the award.

        Under the rules of the NASDAQ Stock Market, we currently are permitted to grant new equity and incentive awards under the Legacy WMS Plan to persons who, at the time of the acquisition, were employed by or providing services to WMS, but persons working for Scientific Games before the acquisition are not eligible under the Legacy WMS Plan. The Legacy WMS Plan also does not permit grants to persons hired since the acquisition.

        Based on the shares available under the Legacy WMS Plan at the time of our acquisition of WMS, but giving effect to the acquisition (and applying a customary exchange ratio based on the stock prices of WMS and the Company at the time of the acquisition), we were entitled under applicable NASDAQ rules to assume approximately 16.5 million shares for future awards to WMS employees. However, in order to manage potential dilution in connection with future equity awards, our Compensation Committee (the "Committee") and the Board determined to assume only approximately 5.6 million of such available shares, a substantially reduction from the number of shares that could have been assumed.

        The Committee has concluded that the administration of our equity and cash incentive plans would be simpler if it were not necessary to grant awards to certain employees under one plan and to other employees under a different plan. Moreover, if all equity and incentive awards are granted under a single plan, the terms of awards can be made consistent for similarly situated employees, and fewer forms of award agreement and uniform processes will make for easier and less costly administration of the equity and cash incentive program.

        A significant effect of merging the Legacy WMS Plan into the 2003 Plan will be to combine the shares reserved and available into a single share pool, allowing those shares to be used for equity awards to any employee, non-employee director or other service provider to Scientific Games or its subsidiaries, including, without limitation, WMS. In combining the two plans, we are not asking for approval of any increase in the overall number of shares reserved and available for equity awards currently under each of the 2003 Plan and the Legacy WMS Plan.

        The Legacy WMS Plan contains a share counting rule that counts each actual share delivered in settlement of a "full-value" award—that is, an award other than an option or stock appreciation right—as

1.8 shares against the shares reserved under the Legacy WMS Plan. In order to account for this rule, only 55.55% of the shares that nominally would be available for future grants under the Legacy WMS Plan will be added to the 2003 Plan share pool in the merger of the two plans. Accordingly, only 2,511,804 of the 4,521,699 shares available as of March 31, 2014 for future grants under the Legacy WMS Plan will be added to the share pool under the 2003 Plan (which, for share counting purposes, treats shares underlying full-value awards the same as shares underlying options or stock appreciation rights). Shares will be recaptured from outstanding awards, to the extent the shares are not delivered to participants, in accordance with the share counting rules in the 2003 Plan, which are less restrictive than those in the Legacy WMS Plan.

        The merger of the Legacy WMS Plan into the 2003 Plan will not change the terms of any outstanding awards under the Legacy WMS Plan or the 2003 Plan, although those awards will be treated as awards outstanding under the 2003 Plan.

        The Committee and the Board approved the amendment and restatement of the 2003 Plan merging the Legacy WMS Plan into the 2003 Plan on April 21, 2014 and April 23, 2014, respectively. The Board and Committee believe that the amended and restated 2003 Plan will continue to help us:

  •
  attract, retain, motivate and reward executives, employees, directors, and other persons who provide services to Scientific Games and its subsidiaries;

  •
  provide for equitable and competitive compensation opportunities to participants;

  •
  encourage long-term service by participants;

  •
  recognize individual contributions and reward achievement of our goals; and

  •
  promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of our stockholders.

        The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the 2003 Plan has been, and will continue to be, a key element of our overall compensation program.

Shares Reserved and Available under Our Equity Compensation Plans

        Information on the total number of shares available under our existing equity compensation plans (including our Employee Stock Purchase Plan (the "ESPP")) and unissued shares deliverable under outstanding options and RSUs as of the end of the last fiscal year is presented below under the caption "Equity Compensation Plan Information." The following table shows the aggregate number of shares subject to outstanding equity awards (excluding the shares available under the ESPP), and the shares that would be available for future awards if stockholders approve this proposal—referred to as "overhang"—as of March 31, 2014. Because the aggregate number of shares will not be increased under the proposed amendment and restatement of the 2003 Plan, the level of overhang reflected in the table would be the same (based on awards and shares outstanding as of March 31, 2014) even if stockholders did not approve the amendment and restatement of the 2003 Plan:

Shares subject to outstanding awards(1)	6,594,548
Shares available/to be available for future equity awards(2)	4,487,024
Total shares	11,081,572
Percentage of outstanding shares (diluted)(3)	11.63%

(1)
Includes 1,911,440 outstanding stock options with a weighted average exercise price of $12.63 and a weighted average remaining term of 7.8 years and 4,683,108 outstanding RSUs with a weighted average remaining term of 3.1 years.

(2)
This number represents shares available for delivery in connection with full-value awards at March 31, 2014. Of these shares, 1,975,220 shares remain available for future grants under the 2003 Plan and 2,511,804 shares remain available for future grant under the Legacy WMS Plan. Under the share counting provisions of the Legacy WMS Plan, if future awards were entirely in the form of stock options or stock appreciation rights rather than full-value awards, the number of shares available for future grants under the plan would be 4,521,699 shares. Assuming stockholder approval of the proposed amendment and restatement of the 2003 Plan merging the Legacy WMS Plan into the 2003 Plan, the number of shares available for future grants at March 31, 2014 would be 4,487,024 (as reflected in this table, which is only 55.55% of the shares that nominally would be available for future grants under the Legacy WMS Plan in order to take into account the share counting rule discussed above), with all such shares available for all types of awards and with no provision for granting a greater number of stock options.

(3)
Outstanding shares (the denominator in this calculation) include all common stock outstanding at March 31, 2014 and include potential dilution from issuance of unissued shares reserved for outstanding awards or future awards under the 2003 Plan and the Legacy WMS Plan.

        For additional information concerning our historical granting practices and outstanding equity-based compensation awards, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013 and other information in this Proxy Statement.

2011 - 2013 "Burn Rate"

        The following table presents information on our "burn rate," showing the rate at which equity awards have been newly granted or earned during the past three years. For this purpose, equity award usage in a given year includes (1) the number of new equity awards granted solely with service-based vesting terms plus (2) the number of performance-based equity awards as to which, in the given year, the performance conditions were satisfied. The burn rate excludes equity awards granted to replace equity awards surrendered in our 2011 stockholder-approved option exchange program and equity awards granted in connection with our 2013 acquisition of WMS to directly replace equity awards previously granted by WMS.

	2011		2012		2013
	Options	RSUs	Options	RSUs	Options	RSUs
Aggregate number of equity awards reported as granted(1)	2,661,131	3,340,663	30,000	1,697,631	235,287	2,723,175
Additions:
Performance-based awards earned in year	—	—	100,000	100,000	—	—
Eliminations:
Awards granted in option exchange program	—	(663,173)	—	—	—	—
Performance-based awards not earned in grant year	(1,000,000)	(1,000,000)	—	(493,597)	—	—
Awards replacing assumed awards in acquisition	—	—	—	—	(35,287)	(454,266)

Total equity awards for burn rate calculation	1,661,131	1,677,490	130,000	1,304,034	200,000	2,268,909
Weighted average common shares outstanding	92,067,581		90,011,259		84,992,309
Burn rate, annual	3.63%		1.59%		2.90%

(1)
As reported in the notes to our financial statements filed with our annual reports on Form 10-K (see note 18 for 2013, note 16 for 2012 and note 12 for 2011). The aggregate number of equity awards granted included (1) performance-based awards at grant (rather than upon satisfaction of performance conditions), (2) equity awards replacing surrendered awards in the 2011 stockholder-approved option exchange and (3) equity awards replacing prior WMS equity awards in 2013.

        Based on the burn rates shown in the table above, the average burn rate for the period 2011-2013 was 2.71%. An alternative burn rate methodology, used by a proxy voting advisory firm, counts each RSU as using two shares rather than one, to account for the higher grant date fair value of RSUs as compared to stock options. Using that methodology and based on the equity grants shown in the table above, the average annual burn rate for the period 2011-2013 was 4.69%.

Grants for 2013 under Current Plans

        The selection of the individuals who will receive grants under the proposed amended and restated 2003 Plan, and the number of shares to be granted to such individuals, are determined by the Compensation Committee in its discretion. Therefore, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the 2003 Plan as proposed to be amended and restated. The following table sets forth information with respect to options and other awards granted under the 2003 Plan and the Legacy WMS Plan during 2013 (in the case of the Legacy WMS Plan, following the WMS acquisition):

Name	Number of Options Granted (#)	Number of Restricted Shares and Restricted Stock Units Granted (#)
Named Executive Officers:
David L. Kennedy	—	156,900
A. Lorne Weil	—	177,222
Jeffrey S. Lipkin	—	59,436
Andrew E. Tomback	—	—
William J. Huntley	—	114,788
James C. Kennedy	—	74,971
All current executive officers as a group (8 persons)	—	450,945
All current non-employee directors as a group (8 persons)	—	48,300
All employees, excluding current executive officers and other named executive officers	35,287	2,123,930

Reasons for Stockholder Approval

        We seek approval of the amendment and restatement of the 2003 Plan by our stockholders in order to meet requirements of the NASDAQ Stock Market and to preserve the opportunity to grant awards that could qualify for the performance exception from the limits on our tax deduction for certain compensation under Section 162(m) of the Code.

        Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. However, stockholder reapproval of certain material terms of a plan must be obtained every five years in order for awards to qualify as performance-based compensation. For purposes of Section 162(m) of the Code, approval of the amendment and restatement of the 2003 Plan will be deemed to include reapproval of the general business criteria upon which performance objectives for awards are based, described below under the caption "Performance-Based Awards," and reapproval of other material terms (eligibility and annual per-person limits) under Section 162(m) of the Code.

        As discussed above, we believe that the proposed amendment and restatement of the 2003 Plan will facilitate the administration of consistent equity compensation programs across the Company. The proposed amendment and restatement of the 2003 Plan will not increase the overall number of shares reserved and available for equity awards currently under each of the 2003 Plan and the Legacy WMS Plan.

Description of the 2003 Plan

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan. You may obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 750 Lexington Avenue, New York, New York 10022. If stockholders decline to approve the proposed amendment to the 2003 Plan, the 2003 Plan, as previously approved by stockholders, and the Legacy WMS Plan, as approved by stockholders of WMS and assumed by Scientific Games, would remain in effect.

        Overview of 2003 Plan Awards.    The 2003 Plan authorizes a broad range of awards, including:

  •
  stock options;

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, or a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  deferred stock, or a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (shares of forfeitable deferred stock are sometimes called "restricted stock units" or "RSUs");

  •
  performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

  •
  other awards based on common stock;

  •
  dividend equivalents;

  •
  cash-based performance awards tied to achievement of specific performance objectives; and

  •
  shares issuable in lieu of rights to cash compensation.

        Restriction on Repricing.    The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Plan or other equity plans in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

        Shares Available under the 2003 Plan.    The number of shares subject to outstanding awards at March 31, 2014 and remaining available for future awards at that date under the 2003 Plan and the Legacy WMS Plan, which would be combined and available entirely under the amended and restated 2003 Plan if this proposal is approved, is 10,712,415 shares.

        Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are tendered by a participant or withheld by the Company as full or partial payment of the exercise price relating to an option or shares subject to an SAR in excess of the number delivered upon exercise of the SAR, and shares withheld in satisfaction of tax obligations relating to any award, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the 2003 Plan. This share counting rule could result in the recapture of a greater number of shares after the merger of the Legacy WMS Plan into the 2003 Plan than would be the case under the share counting rule in the Legacy WMS Plan. Under the 2003 Plan, shares repurchased in the open market with the proceeds from the exercise of an option do not become available for awards. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

        On March 31, 2014, the last reported sale price of the Company's common stock on the NASDAQ Stock Market was $13.73 per share.

        Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her "Annual Limit." The Annual Limit equals 1,500,000 shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events (this share-based limit is higher in the 2003 Plan than in the Legacy WMS Plan). With respect to incentive awards not valued by reference to common stock at the date of grant (i.e., cash-based awards), the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

        Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events (such as these) that constitute an "equity restructuring" under accounting rules to preserve (without enlarging) the rights of 2003 Plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m) of the Code.

        Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As discussed above, the effect of this proposal would be to make the shares available under the Legacy WMS Plan, for which eligibility is more restricted, available to the wider eligible group under the 2003 Plan. As of April 1, 2014, we had approximately 5,000 full-time employees (including eight executive officers) and seven non-employee directors who are potentially eligible for awards under the 2003 Plan. The number of non-employee service providers currently eligible for grants cannot be readily determined. Approximately 211 individuals held outstanding awards under the 2003 Plan and 253 individuals held outstanding awards under the Legacy WMS Plan as of April 1, 2014.

        Administration.    The 2003 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The 2003 Plan provides that the composition and governance of the Committee will be established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Plan.

        Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

        Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

        Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of RSUs. The Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

  •
  earnings per share (basic or fully diluted);

  •
  revenues;

  •
  earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, capital expenses, extraordinary or special items or other adjustments, including without limitation strategic equity investments, or adjustments to earnings contemplated by any credit agreement;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  return on net assets, return on assets, return on investment, return on capital or return on equity;

  •
  economic value created;

  •
  operating margin or operating expense;

  •
  net income;

  •
  stock price or total stockholder return; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

        The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other form as the Committee may determine. Performance goals may be specified for the Company on a consolidated basis, or for specified subsidiaries or affiliates, or other business units, lines of business or specific products, and may be based on audited or unaudited results. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

        Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives generally are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Section 162(m) of the Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

        Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis for estate planning purposes.

        The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Committee also may grant awards in addition to and in tandem with other awards or rights.

        Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on performance-based equity awards must be forfeitable based on performance to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs.

        Vesting, Forfeitures, and Related Award Terms.    The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

        The 2003 Plan provides that, upon a change in control (as defined), unless the Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to the spread at the date of the surrender. The definition of "change in control" provides that our current largest stockholder, MacAndrews & Forbes Holdings Inc., and certain related persons, are permitted to acquire more than 40% of the outstanding voting power without triggering a change in control. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

        Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue or terminate the 2003 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ Stock Market rules. NASDAQ Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

        Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2003 Plan

        We believe that under current law the following U.S. federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

        The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price and (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant's sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise (or upon sale of the option shares in the case of an ISO). A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

        Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

        On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.

        Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant's discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A's requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap under Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, certain awards under the 2003 Plan generally will not qualify as "performance-based" compensation under Section 162(m) of the Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Code.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2003 Plan

        Because future awards under the 2003 Plan will be granted in the discretion of the Committee, the type, number, recipients and other terms of such awards cannot be determined at this time, except as described below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation Table" and "Grants of Plan-Based Awards for Fiscal Year 2013" elsewhere in this Proxy Statement and in the financial statements in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013.

        No awards have been granted at this time subject to the approval of the proposed amendment and restatement of the 2003 Plan. If stockholders do not approve the proposed amendment and restatement of the 2003 Plan, both the 2003 Plan and the Legacy WMS Plan will remain in effect in accordance with their current terms.

Equity Compensation Plan Information

        The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except for per share amounts)
Equity compensation plans approved by security holders(1)	7,543,016	$9.87	6,472,079
Equity compensation plans not approved by security holders(2)	300,000	$17.71	69,157

Total	7,843,016	$10.47	6,541,236

(1)
The "Equity compensation plans approved by security holders" consist of the 1997 Incentive Compensation Plan, the 2002 Employee Stock Purchase Plan, the Legacy WMS Plan (approved by stockholders of WMS) and the 2003 Plan (prior to the amendment and restatement thereof contemplated by Proposal 3 in this Proxy Statement). Under the 2003 Plan, as of December 31, 2013 1,556,472 of the shares remaining available for future awards could be used for restricted stock units or other "full-value" awards (i.e., awards other than options, warrants or rights). Under the Legacy WMS Plan, as of December 31, 2013 4,984,764 of the shares remaining available for future awards could be used for options or SARs, but if instead those shares are used for "full-value" awards the number available would be 2,769,313 shares.

(2)
The "Equity compensation plans not approved by security holders" consist of employment inducement equity awards comprised of 200,000 stock options and 100,000 RSUs granted during 2013 and our 1995 Equity Incentive Plan (discussed below).

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2013, there was a total of 4,323,606 shares subject to RSUs which were granted under the 2003 Plan, including approximately 100,000 vested RSUs that are subject to deferral. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $3.19, the weighted average exercise price for awards under non-security holder-approved plans would have been $11.81, and the weighted average exercise price for all outstanding awards would have been $3.52.

        Inducement Stock Options.    At December 31, 2013, 200,000 stock options and 100,000 RSUs granted during 2013 under an employment inducement award agreement to a newly hired employee remained outstanding. The options were granted at an exercise price of $17.71 per share and have a ten-year term. The options become exercisable and the RSUs vest in four equal annual installments on the first four anniversaries of the date of grant.

        1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the "1995 Plan"), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2013, no shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue, or terminate the 1995 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NASDAQ rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and we have no further obligation with respect to any outstanding award.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE
AN AMENDMENT AND RESTATEMENT OF THE 2003 INCENTIVE COMPENSATION PLAN

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter adopted by the Board that is available on the Company's website at www.scientificgames.com.

        The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2013 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Committee also discussed and reviewed with Deloitte & Touche all communications required under generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (the "PCAOB"), including the matters required to be discussed by Deloitte & Touche with the Committee under PCAOB standard AU 380, Communication With Audit Committee, and SEC Rule 2-07 of Regulation S-X.

        In addition, Deloitte & Touche provided to the Committee a formal written statement describing all relationships between Deloitte & Touche and the Company that might bear on Deloitte & Touche's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Committee reviewed and discussed with Deloitte & Touche any matters that could have impacted Deloitte & Touche's objectivity and independence from the Company and management, including the provision of non-audit services to the Company. Nothing came to the Committee's attention as a result of its review of Deloitte & Touche's statement or its discussions with Deloitte & Touche that would indicate that Deloitte & Touche lacked such objectivity or independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Audit Committee
Michael J. Regan, Chairman Paul M. Meister Frances F. Townsend

 PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2014 and stockholders are being asked to ratify such appointment at the annual meeting.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

Fees Paid to Independent Auditor

        Aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2013 by our independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were approximately:

	2012 Fees	2013 Fees
Audit Fees:	$1,887,792	$2,711,715
Audit-Related Fees:	$200,050	$479,984
Tax Fees:	$495,070	$142,111
All Other Fees:	$1,233,209	$1,271,483

        The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation and statutory audits of foreign subsidiary financial statements. The Audit-Related Fees listed above were billed in connection with the professional services performed in 2013 in connection with an SEC comment letter response, a Form S-8 and a Form 8-K/A required due to our acquisition of WMS. The Tax Fees listed above were billed for tax compliance, planning and advice. All Other Fees listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery instant ticket games and professional services performed in connection with the acquisition of WMS, including finance, accounting and IT integration services. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.

Pre-Approval Policy for Services Performed by Independent Auditor

        The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

        The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best-positioned to provide the most cost-effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval, provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2014

 OTHER MATTERS

        We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

        We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $10,000 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Corporate Secretary, not later than December 31, 2014. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

        If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 16, 2015, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

        The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, or a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors
JACK B. SARNO Vice President—Worldwide Legal Affairs and Corporate Secretary
Dated: April 30, 2014

Appendix A

SCIENTIFIC GAMES CORPORATION

2003 Incentive Compensation Plan
As Amended and Restated June 11, 2014

        1.    Purpose.    The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Scientific Games Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the Committee which administers the Plan.

        2.    Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

        (a)   "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

        (b)   "Annual Limit" means a Participant's annual limit on each type of Award authorized under the Plan, as specified in Section 5(b).

        (c)   "Award" means any award of an Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award (including an Annual Incentive Award) together with any other right or interest granted to a Participant under the Plan.

        (d)   "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (e)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

        (f)    "Board" means the Company's Board of Directors.

        (g)   "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

        (h)   "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

        (j)    "Committee" means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

        (k)   "Covered Employee" means a person designated by the Committee as likely to be a "covered employee," as defined under Code Section 162(m), with respect to a specified fiscal year or other performance period.

        (l)    "Deferred Stock" means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified deferral period.

        (m)  "Dividend Equivalent" means a conditional right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

        (n)   "Effective Date" means June 23, 2003.

        (o)   "Eligible Person" means each executive officer and other officer or full-time employee of the Company or of any subsidiary, including each such person who may also be a director of the Company, each non-employee director of the Company, each other person who provides substantial services to the Company and/or its subsidiaries and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        (q)   "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

        (r)   "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards; an Award granted before January 1, 2005 which is eligible for "grandfathering" under Code Section 409A (generally such an Award must be vested before January 1, 2005 in order to be grandfathered) constitutes a Non-409A Award unless the Committee instead designates it as a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock will be Non-409A Awards (with conforming terms, as provided in Section 10(h)) unless otherwise expressly specified by the Committee.

        (s)   "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto that may be granted to Eligible Persons who are employees.

        (t)    "Initial Shares" has the meaning ascribed to such term in Section 4(a) of the Plan.

        (u)   "Legacy WMS Plan" means the Scientific Games Corporation Incentive Plan (2013 Restatement), which was assumed by the Company upon consummation of the merger in which WMS Industries, Inc. became a subsidiary of the Company (on October 18, 2013).

        (v)   "Limited SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        (w)  "Mafco" means each of MacAndrews & Forbes Holdings Inc., Ronald O. Perelman (or any of his Permitted Transferees) or any of their respective affiliates.

        (x)   "Option" means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

        (y)   "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

        (z)   "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (aa) "Performance Award" means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

        (bb) "Permitted Transferees" means, with respect to any person that is a natural person (and any Permitted Transferee of such person), (a) such person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) any trust or other legal entity the beneficiary of which is such person's immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and which is controlled by such person.

        (cc) "Plan Merger Date" means the date on which Company stockholders approve the 2013 amendment and restatement of the Plan, which will be the effective date of the merger of the Legacy WMS Plan into the Plan.

        (dd) "Preexisting Plan" mean the Company's 1997 Incentive Compensation Plan, as amended and restated.

        (ee) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

        (ff)  "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (gg) "Stock" means the Company's Class A Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

        (hh) "Stock Appreciation Rights" or "SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        3.    Administration.

        (a)   Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any other purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

        (b)   Manner of Exercise of Committee Authority.    The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. The Committee may appoint agents to assist it in administering the Plan.

        (c)   Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4.    Shares Available Under the Plan.

        (a)   Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 13,500,000 plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available plus, from and after the Plan Merger Date, the number of shares that, under the Legacy WMS Plan, were available at the Plan Merger Date for delivery in connection with outstanding awards and 0.555 times the number of shares that, under the Legacy WMS Plan, remained available for future grants of equity awards. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

        (b)   Share Counting Rules.    Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, (iv) withheld upon exercise of an Option to satisfy the exercise price (including the Option shares equal to the number of shares separately surrendered to pay the exercise price), (v) subject to an SAR but in excess of the number of shares actually delivered to the Participant upon exercise of the SAR, or (vi) withheld in connection with an Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. For purposes of determining the number of Shares that become available under the Preexisting Plan or the Legacy WMS Plan, the share counting rules applicable to outstanding Awards under this Plan shall apply in the same way to outstanding awards originally granted under the Preexisting Plan or the Legacy WMS Plan. The payment of cash dividends and Dividend Equivalents in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business (however, the shares subject to outstanding Awards granted under the Legacy WMS Plan are not subject to this provision as a result of the merger of the Legacy WMS Plan into this Plan). This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. This Section 4(b) will apply to Awards and awards outstanding, and transactions and events relating to Awards and awards, on and after June 7, 2011; with regard to transactions and events relating to Awards and awards before June 7, 2011, the share counting rules in the 2003 Plan as then in effect applied. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

        5.    Eligibility; Per-Person Award Limitations.

        (a)   Grants to Eligible Persons.    Awards may be granted under the Plan only to Eligible Persons.

        (b)   Annual Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6.    Specific Terms of Awards.

        (a)   General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) and the rules thereunder. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

        (b)   Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (i)  Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 8(a) hereof. In addition, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

           (ii)  Time and Method of Exercise.    The Committee shall determine the term of the Option, subject to Section 8(b), and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Section 10(h) and (i)), including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

          (iii)  ISOs.    The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first consented to the change that will result in such disqualification. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

        (c)   Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)  Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

           (ii)  Other Terms.    The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b), the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control, termination of service following a Change in Control, or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

        (d)   Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)  Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

           (ii)  Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii)  Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv)  Dividends and Splits.    As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e)   Deferred Stock.    The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

            (i)  Award and Restrictions. Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

           (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

          (iii)  Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

        (f)    Bonus Stock and Awards in Lieu of Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        (g)   Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend

Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c); and (ii) Dividend Equivalents relating to a Performance Awards at minimum shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

        (h)   Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

        7.    Performance Awards, Including Annual Incentive Awards

        (a)   Performance Awards Generally.    The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except (i) as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m); and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 ("FASB ASC Topic 718")), no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

        (b)   Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

            (i)  Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code

  Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or lines of business or specific products of the Company (on an audited or unaudited basis) shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items or other adjustments; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)  Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

          (iv)  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company or a business unit in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, and subject to Section 7(a) hereof, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as "performance-based compensation" under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards; any resulting payments need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Performance Award apart from the termination or change in control.

        (c)   Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant a Performance Award in the form of an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and shall comply with the other requirements set forth in Section 7(b).

        (d)   Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

        8.    Certain Provisions Applicable to Awards.

        (a)   Stand-Alone, Additional, Tandem, and Substitute Awards.    Subject to the restrictions on "repricing" set forth in Section 10(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

        (b)   Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

        (c)   Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Sections 10(h) and (i)) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i)). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

        (d)   Additional Award Forfeiture Provisions.    The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, the absence of a restatement of the Company's financial statements, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

        (e)   Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

        (f)    Prohibition on Loans.    No term of an Award shall provide for a personal loan to a Participant.

        9.    Change in Control.

        (a)   Effect of "Change in Control."    In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

            (i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

           (ii)  If any optionee holds an Option immediately prior to a Change in Control that was not previously exercisable and vested in full throughout the 60-day period preceding the Change in Control, he shall be entitled to elect, during the 60-day period following the Change in Control, in lieu of acquiring the shares of Stock covered by the portion of the Option that was not vested and exercisable within such 60-day period, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such portion of the Option;

          (iii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

        The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Section 409A shall be limited to the extent necessary so that the distribution is permitted under Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will remain authorized if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will remain authorized to occur six months after such termination.

        (b)   Definition of "Change in Control."    A "Change in Control" shall mean the occurrence of any of the following:

            (i)  when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least 40% (or such greater percentage as the Committee may specify in connection with the grant of any Award) of the combined voting power of the Company's then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred under this Section 9(b)(i) if Mafco, directly or indirectly, becomes the "beneficial owner" of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding securities; or

           (ii)  the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary by merger or otherwise or for the purchase by an entity other than the Company or a subsidiary of substantially all of the assets of the Company;

    provided, however, that, for an Award granted before June 7, 2011, unless otherwise provided in an applicable Award agreement, the definition of Change in Control that will apply will be that definition in effect at the time of grant of such Award.

        (c)   Definition of "Change in Control Price."    The "Change in Control Price" means (i), in the case of an Option or SAR (including any Limited SAR) granted in 2005 or thereafter, or granted before 2005 but not "grandfathered" under Code Section 409A, the Fair Market Value of a share on the date of exercise of such Option or SAR; and (ii), in the case of an Option or SAR "grandfathered" under Code Section 409A, an amount in cash equal to the higher of (A) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control, or (B) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control.

        10.    General Provisions.

        (a)   Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

        (b)   Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any term and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

        (c)   Adjustments.    In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (D) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i)). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a "share-based payment arrangement" and there occurs an "equity restructuring" as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (A) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (B) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder; and provided further, that adjustments to Non-409A Awards will be made only to the extent permitted under 409A.

        (d)   Taxes.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

        (e)   Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

        (f)    Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

        (g)   Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

        (h)   Certain Limitations on Awards to Ensure Compliance with Section 409A.    For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "specified employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award. Non-409A Awards that are "grandfathered" under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company's Section 409A Compliance Rules.

        (i)    Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for Awards that constitute "share-based payment arrangements" under FASB ASC Topic 718, the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the inception of the arrangement, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FASB ASC Topic 718, in an Award inadvertently being classified as a "liability" or a measurement date other than the date of inception of the arrangement, if the Committee was not specifically aware of such accounting consequence at the time such Award was approved, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 10(e) of the Plan. This provision shall cease to be effective if and at such time as the Company is no longer account for equity compensation under FASB ASC Topic 718.

        (j)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

        (k)   Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (l)    Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

        (m)  Governing Law.    The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, the contract and other laws of the State of New York without giving effect to principles of conflicts of laws, and applicable federal law.

        (n)   Preexisting Plan.    Upon stockholder approval of the Plan as of the Effective Date, no further grants of Awards will be made under the Preexisting Plan.

        (o)   Authorization of Option Exchange.    At June 7, 2011, the Company's stockholders approved the authorization of a "value-for-value" exchange of certain outstanding Options for Deferred Stock. Such approval met the requirements of Section 10(e) of the Plan (relating to "repricing" transactions). Any Option exchange implemented under this authorization must be commenced prior to the Company's Annual Meeting of Stockholders in 2012, and must conform to the terms of the option exchange as described in the Company's Proxy Statement dated April 25, 2011 (subject to any permitted modifications as described in such Proxy Statement). For purposes of Sections 4(a) and (b), any shares deliverable or delivered in connection with Deferred Stock granted in exchange for Options in such option exchange shall not be counted against the limitation on shares available for delivery in connection with Full-Value Awards, but will be counted against the aggregate limit on shares available for delivery under the Plan.

        (p)   Plan Merger.    At the Plan Merger Date, the Legacy WMS Plan will be merged with the Plan. The effects of this merger are:

  (i)
  shares reserved and available under the Legacy WMS Plan are incorporated into the reserved Shares under this Plan and available for Awards, as provided in Section 4 above;

  (ii)
  the authorization for further grants under the Legacy WMS Plan (as a separate plan) is terminated; and

        (iii)  outstanding awards under the Legacy WMS Plan are deemed to be Awards under the Plan; provided, however, that the terms and conditions of such Awards are not modified as a result of the merger of the Legacy WMS Plan into the Plan. In order that the terms and conditions of such Awards will not be changed, the Legacy WMS Plan (subject to Section 10(p)(ii) above) shall be deemed to be a sub-plan under the Plan for so long as any Award originally granted under the Legacy WMS Plan remains outstanding, and any agreement evidencing or governing such an Award shall be deemed to be an agreement under this Plan. If a term or condition specified in other provisions of this Plan is inconsistent with a term or condition of such an outstanding Award as in effect immediately before the Plan Merger Date, the term or condition of such outstanding Award shall govern, unless the Award is modified by the Committee by action specifically referencing the modified Award and taken on or after the Plan Merger Date.

        (q)   Plan Effective Date and Termination.    The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company's stockholders on the Effective Date. The Plan was amended and restated upon its approval by the Company's stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009, June 7, 2011 and June 11, 2014. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more then ten years after the date of the latest approval of the Plan by stockholders of the Company.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCIENTIFIC GAMES CORPORATION 750 LEXINGTON AVE NEW YORK, NY 10022 M75589-P46594 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SCIENTIFIC GAMES CORPORATION For All Except Withhold All For All The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 06) Debra G. Perelman 07) Michael J. Regan 08) Barry F. Schwartz 09) Frances F. Townsend 01) Ronald O. Perelman 02) David L. Kennedy 03) Peter A. Cohen 04) Gerald J. Ford 05) Paul M. Meister The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 2. To approve, on an advisory basis, the compensation of the Company's named executive officers. ! ! ! 3. To approve the Amended and Restated 2003 Incentive Compensation Plan. ! ! ! 4. To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2014. NOTE: To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. M75590-P46594 SCIENTIFIC GAMES CORPORATION 750 Lexington Avenue, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - JUNE 11, 2014 The undersigned hereby appoints Scott D. Schweinfurth and Andrew E. Tomback, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at Latham & Watkins LLP, 885 Third Avenue, 12th Floor, New York, New York at 10:30 a.m. on Wednesday, June 11, 2014, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on reverse side)